SCHEDULE 14A

(Rule 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to ☐ 240.14a-11(c) or ☐ 240.14a-12

MERIX CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1.	Title of each class of securities to which transaction applies:

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3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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9.	Date Filed:

MERIX CORPORATION

15725 SW Greystone Court, Suite 200

Beaverton, Oregon 97006

(503) 716-3700

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Time and Date

9:00 a.m. Pacific Daylight Time on October 9, 2007

Place

The offices of Merix Corporation, located at 15725 SW Greystone Court, Beaverton, Oregon 97006.

Items of Business

1.	To elect seven directors to serve for the ensuing year and until their successors are elected.

2.	To approve Merix’ 2007 Employee Stock Purchase Plan.

3.	To consider any other business that may properly come before the meeting.

Adjournments and Postponements

Any action on the items of business described above may be considered at the annual meeting at the time and on the date specified above or at any time and date to which the annual meeting may be properly adjourned and postponed.

Record Date

You are entitled to vote only if you were a Merix shareholder as of the close of business on August 13, 2007.

Voting

Your vote is very important. Whether or not you plan to attend the annual meeting, we encourage you to read this proxy statement and to submit your proxy or voting instructions as soon as possible. You may submit your proxy for the annual meeting by completing, signing, dating and returning your proxy card in the pre-addressed envelope provided, or by following the instructions on your voting instruction card for voting by mail or using the telephone or the Internet. For specific instructions on how to vote your shares, please refer to the section entitled Questions and Answers About the Proxy Materials and the Annual Meeting beginning on page 1 of the proxy statement and the instructions on the proxy card or voting instruction card. You may attend the meeting in person even though you have sent in your proxy or voting instruction card.

By Order of the Board of Directors,

/s/ Kelly E. Lang
Kelly E. Lang,
Executive Vice President, Finance and Chief Financial Officer

Beaverton, Oregon

August 27, 2007

This notice of annual meeting and proxy statement and form of proxy are being distributed on or about August 27, 2007

MERIX CORPORATION

15725 SW Greystone Court, Suite 200

Beaverton, Oregon 97006

PROXY STATEMENT

For Annual Meeting of Shareholders

To Be Held on October 9, 2007

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

Q:	Why am I receiving these materials?

A:	The Board of Directors of Merix Corporation is providing these proxy materials for you in connection with Merix’ annual meeting of shareholders, which will take place on Tuesday, October 9, 2007. As a shareholder, you are invited to attend the annual meeting and are entitled to and requested to vote on the items of business described in this proxy statement.

Q:	What information is contained in this proxy statement?

A:	The information included in this proxy statement relates to the proposals to be voted on at the annual meeting, the voting process, the compensation of directors and most highly paid executive officers, and certain other required information.

Q:	How may I obtain Merix’ annual report to shareholders?

A:	A copy of our 2007 annual report to shareholders is enclosed.

Q:	How may I obtain Merix’ Annual Report on Form 10-K filed with the SEC?

A:	Merix’ Annual Report on Form 10-K for the year ended May 26, 2007 is included in Merix’ 2007 annual report to shareholders. Shareholders may request an additional free copy of Merix’ Annual Report on Form 10-K for the year ended May 26, 2007 from:

Merix Corporation

Attn: Kelly E. Lang

15725 SW Greystone Court, Suite 200

Beaverton, Oregon 97006

Phone: (503) 716-3700

Fax: (503) 716-3809

www.merix.com

Merix will also furnish any exhibit to the Form 10-K if specifically requested. Copies of Merix’ Annual Report on Form 10-K for the year ended May 26, 2007 are also available in the SEC Filings portion of the Investor Relations section of our website at www.merix.com and in the SEC’s EDGAR database on the SEC’s website at www.sec.gov.

Q:	What items of business will be voted on at the annual meeting?

A:	The items of business scheduled to be voted on at the annual meeting are:

•	The election of directors; and

•	the approval of Merix’ 2007 Employee Stock Purchase Plan.

•	These proxy materials include a more detailed description of each of these proposals. We will also consider any other business that properly comes before the annual meeting.

Q:	How does the Board recommend that I vote?

A:	Our Board recommends that you vote your shares “FOR” each of the nominees to the Board and “FOR” the approval of Merix’ 2007 Employee Stock Purchase Plan.

Q:	What shares can I vote?

A:	Each share of Merix common stock issued and outstanding as of the close of business on August 13, 2007, the Record Date, is entitled to be voted on all items being voted upon at the annual meeting. You may vote all shares owned by you as of this time, including (1) shares held directly in your name as the shareholder of record, and (2) shares held for you as the beneficial owner through a broker, trustee or other nominee such as a bank. On the Record Date we had approximately 20,980,881 shares of common stock issued and outstanding.

Q:	What is the difference between holding shares as a shareholder of record and as a beneficial owner?

A:	Most Merix shareholders hold their shares through a broker or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Shareholder of Record

If your shares are registered directly in your name with Merix’ transfer agent, American Stock Transfer and Trust Company, you are considered, with respect to those shares, the shareholder of record, and these proxy materials are being sent directly to you by Merix. As the shareholder of record, you have the right with these proxy materials to grant your voting proxy directly to Merix or to vote in person at the meeting. Merix has enclosed or sent a proxy card for you to use in granting your voting proxy to Merix.

Beneficial Owner

If your shares are held in a brokerage account (in street name) or by another person on your behalf, you are considered the beneficial owner of those shares, and these proxy materials are being forwarded to you by your broker or other nominee together with a voting instruction card. As the beneficial owner, you have the right to direct your broker, trustee or nominee how to vote your shares, and you are also invited to attend the annual meeting.

Since a beneficial owner is not the shareholder of record, you may not vote your shares in person at the meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the meeting. Your broker, trustee or nominee has enclosed or provided voting instructions for you to use in directing the broker, trustee or nominee how to vote your shares.

Q:	How can I attend the annual meeting?

A:	You are entitled to attend the annual meeting only if you were a Merix shareholder as of the close of business on August 13, 2007, or you hold a valid proxy for the annual meeting.

Q:	How can I vote my shares in person at the annual meeting?

A:	Shares held in your name as the shareholder of record may be voted in person at the annual meeting. Shares held beneficially in street name may be voted in person only if you obtain a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the annual meeting, we recommend that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the meeting.

Q:	How can I vote my shares without attending the annual meeting?

A:	Whether you hold shares directly as the shareholder of record or beneficially in street name, you may direct how your shares are voted without attending the meeting. If you are a shareholder of record, you may vote by submitting a proxy by mail using the proxy card enclosed or sent with these proxy materials, or by submitting a proxy by telephone or using the Internet. If you are the beneficial owner of shares held in a brokerage account or by another person on your behalf, you may vote by submitting voting instructions to your broker, trustee or nominee as specified in the voting instruction card provided by your broker, trustee or nominee and enclosed and sent with these proxy materials. For directions on how to vote your shares, please refer to the instructions below and those included on your proxy card or, for shares held beneficially in street name, the voting instruction card provided by your broker, trustee or nominee.

By Mail—Shareholders of record of Merix common stock may submit proxies by completing, signing and dating their proxy cards and mailing them in the accompanying pre-addressed envelopes. Merix shareholders who are the beneficial owners of shares held in a brokerage account, or by another person on their behalf, may vote by mail by completing, signing and dating the voting instruction card provided by their broker, trustee or nominee and mailing it in the accompanying pre-addressed envelope.

By Telephone—Shareholders of record of Merix may submit proxies by telephone until 11:59 p.m. (Eastern Time) on October 8, 2007 by calling (800) 690-6903. The proxy card also includes instructions on submitting proxies by telephone. Most Merix shareholders who are the beneficial owners of shares held in a brokerage account, or by another person on their behalf, and live in the United States or Canada may vote by phone by calling the number specified on the voting instruction cards provided by their broker, trustee or nominee. Please see the voting instruction card for telephone voting availability.

By Internet—Shareholders of record of Merix may submit proxies using the Internet until 11:59 p.m. (Eastern Time) on October 8, 2007 by visiting www.proxyvote.com. The proxy card also includes instructions on submitting proxies using the Internet. Most Merix shareholders who are the beneficial owners of shares held in a brokerage account, or by another person on their behalf, and live in the United States or Canada may vote using the Internet by following the instructions on the voting instruction cards provided by their broker, trustee or nominee. Please see the voting instruction card for Internet voting availability.

Q:	Can I change my vote?

A:	You may change your vote at any time prior to the vote at the annual meeting. If you are the shareholder of record, you may change your vote by submitting a new proxy bearing a later date (which automatically revokes the earlier proxy), by providing a written notice of revocation of your proxy to Merix’ Secretary prior to your shares being voted or by attending the annual meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request. If you are the beneficial owner of shares held in a brokerage account, or that are held by another person on your behalf, you may change your vote by submitting new voting instructions to your broker, trustee or nominee as provided in the voting instruction card, or, if you have obtained a legal proxy from your broker or nominee giving you the right to vote your shares, by attending the meeting and voting in person.

Q:	Who can help answer my questions?

A:	If you have any questions about the annual meeting or how to vote or revoke your proxy, you should contact:

Merix Corporation Investor Relations

15725 SW Greystone Court, Suite 200

Beaverton, Oregon 97006

Fax: (503) 716-3809

If you need additional copies of this proxy statement or voting materials, please contact Merix as described above.

Q:	Is my vote confidential?

A:	Proxy instructions, ballots and voting tabulations that identify individual shareholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Merix or to third parties, except: (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote, and (3) to facilitate a successful proxy solicitation. Occasionally, shareholders provide written comments on their proxy cards, which are forwarded to Merix management.

Q:	How many shares must be present or represented to conduct business at the annual meeting?

A:	The quorum requirement for holding the annual meeting and transacting business is that holders of a majority of shares of Merix common stock entitled to vote must be present in person or represented by proxy. Both abstentions and broker non-votes are counted for the purpose of determining the presence of a quorum.

Q:	How are votes counted?

A:	In the election of directors, you may vote “FOR” all of the nominees or your vote may be “WITHHELD” with respect to one or more of the nominees.

For the other item of business, you may vote “FOR,” “AGAINST” or “ABSTAIN.” If you “ABSTAIN,” the abstention has the same effect as a vote “AGAINST.” If you provide specific instructions in your proxy card or voting instruction card with regard to a certain item, your shares will be voted as you instruct on such items. If you are a shareholder of record and you sign and return your proxy card, or submit a proxy by telephone or using the Internet, without giving specific instructions, your shares will be voted in accordance with the recommendations of the Board (“FOR” all of Merix’ nominees to the Board, “FOR” the approval of Merix’ 2007 Employee Stock Purchase Plan and in the discretion of the proxy holders on any other matters that properly come before the meeting), except shares held in the Merix 401(k) Plan, which will be voted in accordance with the terms of the Plan. If you are the beneficial owner of shares held in a brokerage account, or by another person on your behalf, and you return your voting instruction card, or vote by telephone or using the Internet, without providing specific instructions, your broker will exercise discretion to vote your shares in the election of directors, but will not vote your shares on the proposal to approve Merix’ 2007 Employee Stock Purchase Plan.

Q:	What is the voting requirement to approve each of the proposals?

A:	In Proposal No. 1, the election of directors, the seven persons receiving the highest number of “FOR” votes at the annual meeting will be elected. Proposal No. 2 requires the affirmative “FOR” vote of a majority of the total votes cast on the proposal. If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered votes cast on that proposal. Thus, broker non-votes generally do not count as votes against the proposals being voted on at the meeting. Abstentions will have the same effect as votes against the proposal.

Q:	Is cumulative voting permitted for the election of directors?

A:	No. Each share of Merix’ common stock outstanding as of the close of business on August 13, 2007 is entitled to one vote on each matter that may come before the annual meeting.

Q:	What happens if additional matters are presented at the annual meeting?

A:

Other than the items of business described in this proxy statement, we are not aware of any other business to be acted upon at the annual meeting. If you grant a proxy, the persons named as proxy holders,

Michael D. Burger, Dr. William W. Lattin and William C. McCormick, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any reason any of our nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board, unless the Board chooses to reduce the number of directors serving on the Board.

Q:	Who will serve as inspector of elections?

A:	The inspector of elections will be Kelly E. Lang, Executive Vice President, Finance and Chief Financial Officer.

Q:	What should I do if I receive more than one set of voting materials?

A:	You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a shareholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each Merix proxy card and voting instruction card that you receive.

Q:	How may I obtain a separate set of voting materials?

A:	If you share an address with another shareholder, you may receive only one set of proxy materials (including our annual report to shareholders and proxy statement) unless you have provided contrary instructions. If you wish to receive a separate set of proxy materials now or in the future, we will promptly deliver a separate copy of these materials to you upon written or oral request made to us:

Merix Corporation

Attn: Kelly E. Lang

15725 SW Greystone Court, Suite 200

Beaverton, Oregon 97006

Phone: (503) 716-3700

Fax: (503) 716-3809

Similarly, if you share an address with another shareholder and have received multiple copies of our proxy materials, you may write to us at the above address or fax number to request delivery of a single copy of these materials.

Q:	Who will bear the cost of soliciting votes for the annual meeting?

A:	Merix is making this solicitation and will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. If you choose to access the proxy materials and/or vote over the Internet, you are responsible for Internet access charges you may incur. If you choose to vote by telephone, you are responsible for telephone charges you may incur. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities. Upon request, we will reimburse brokerage houses and other custodians, nominees and fiduciaries for forwarding proxy and solicitation materials to shareholders. In addition, Merix intends to engage The Proxy Advisory Group, LLC to assist in the solicitation process for a fee of approximately $15,000.

Q:	Where can I find the voting results of the annual meeting?

A:	We intend to announce preliminary voting results at the annual meeting and publish final results in our quarterly report on Form 10-Q for the second quarter of fiscal 2008.

Q:	What is the deadline to propose actions for consideration at next year’s annual meeting of shareholders or to nominate individuals to serve as directors?

A:	You may submit proposals, including director nominations, for consideration at future shareholder meetings.

Shareholder Proposals: For a shareholder proposal to be considered for inclusion in Merix’ proxy statement for the annual meeting next year, the written proposal must be received by Merix’ Secretary at our principal executive offices no later than April 24, 2008. If the date of next year’s annual meeting is moved more than 30 days before or after the anniversary date of this year’s annual meeting, the deadline for inclusion of proposals in Merix’ proxy statement is instead a reasonable time before we begin to print and mail our proxy materials. Such proposals must also comply with our bylaws provisions regarding business to be brought before a shareholder meeting and SEC regulations regarding the inclusion of shareholder proposals in company-sponsored proxy materials. Proposals should be addressed to:

Merix Corporation

Attn: Linda V. Moore

15725 SW Greystone Court, Suite 200

Beaverton, Oregon 97006

Fax: (503) 716-3809

For a shareholder proposal that is not intended to be included in Merix’ proxy statement as described above, the shareholder must deliver a proxy statement and form of proxy to holders of a sufficient number of shares of Merix common stock to approve that proposal, provide the information required by Merix’ bylaws and give timely notice to Merix’ Secretary in accordance with Merix’ bylaws, which, in general, require that the notice be received by Merix’ Secretary:

•	not earlier than the close of business on July 11, 2008; and

•	not later than the close of business on August 10, 2008.

Nomination of Director Candidates: You may propose director candidates for consideration by the Board’s Nominating and Corporate Governance Committee. Any such recommendations should include the nominee’s name and qualifications for Board membership and should be directed to the Chair of Merix’ Nominating and Corporate Governance Committee by fax or mail addressed to:

Chair of the Nominating and Corporate Governance Committee

Merix Corporation

15725 SW Greystone Court, Suite 200

Beaverton, Oregon 97006

Fax: (503) 716-3809

In addition, Merix’ bylaws permit shareholders to nominate directors for election at an annual shareholder meeting. To nominate a director, the shareholder must deliver to Merix’ Secretary timely notice in accordance with Merix’ bylaws, which require that the notice be received by Merix’ Secretary within the time period described above under “Shareholder Proposals.” Pursuant to Merix’ bylaws, the notice must include the information that would be required in a proxy statement soliciting proxies for the election of that nominee, and information about the shareholder making the nomination, as well as a statement by the nominee acknowledging that he or she consents to serve as a director of Merix if elected. The notice should be addressed to Merix’ Secretary as follows:

Merix Corporation

Attn: Linda V. Moore

15725 SW Greystone Court, Suite 200

Beaverton, Oregon 97006

Fax: (503) 716-3809

Copy of Bylaw Provisions: You may contact Merix’ Secretary as indicated above for a copy of the relevant bylaw provisions regarding the requirements for making shareholder proposals and nominating director candidates. Merix’ bylaws also are available in the Corporate Governance portion of the Investor Relations section of our website at www.merix.com.

Q:	How may I communicate with Merix’ Board or the independent directors on Merix’ Board?

A:	You may submit any communication intended for Merix’ Board or the independent directors by directing the communication by mail or fax addressed to:

Chairman of the Board

Merix Corporation

15725 SW Greystone Court, Suite 200

Beaverton, Oregon 97006

Fax: (503) 716-3809

PROPOSAL NO. 1    ELECTION OF DIRECTORS

Merix’ Board of Directors currently consists of eight directors, which will be reduced to seven directors effective on the date of our 2007 Annual Meeting. Upon recommendation of the Nominating and Corporate Governance Committee, each current director, other then Chee W. Cheung who is not standing for reelection, has been nominated for election at the 2007 Annual Meeting to serve until the next annual meeting or until his or her successor is elected. Information regarding the business experience of each nominee is provided below. There are no arrangements or understandings between any director or executive officer and any other person pursuant to which he or she is or was to be selected as a director or officer of Merix. There are no family relationships among our executive officers and directors.

If you sign your proxy card or voting instruction card, but do not give instructions with respect to the voting of directors, your shares will be voted “FOR” the seven persons nominated by the Board. If you wish to give specific instructions with respect to voting for directors, you may do so by indicating your instructions on your proxy card or voting instruction card.

The Board expects that all of the nominees will be available to serve as directors. In the event that any nominee should become unavailable, the proxy holders, Michael D. Burger, Dr. William W. Lattin and William C. McCormick, will vote for a nominee or nominees designated by the Board, unless the Board chooses to reduce the size of the Board.

The Board recommends a vote FOR the election to the Board of each of the following nominees.

Age	Director since

William C. McCormick, Chairman

William C. McCormick has been Merix’ Chairman since 2007. He currently serves on the advisory committees of Aquitas Capital Management and Riverlake Partners LLC, which are buyout and capital management firms of small-to-medium-sized manufacturing companies. He served as Chairman of Precision Castparts Corporation from October 1994 until his retirement in August 2003 and as Chief Executive Officer from August 1991 until retiring from that position in August 2002. He is President of the William C. & Jani E. McCormick Foundation. He is the Chairman of Microfield, Inc., Vice Chairman of TECT Aerospace and President of Homestead Capital. He is on the boards of Albertina Kerr Foundation, SP Industries, Inc. and Premium Wire Components.

73	1997

Michael D. Burger

Michael D. Burger joined Merix in April 2007 as Director, President and Chief Executive Officer. From November 2004 until joining Merix, Mr. Burger served as Director and President of the Components Business of Flextronics Corporation, a leading provider of advanced design and electronics manufacturing services to original equipment manufacturers. Prior to Flextronics, from 1999 to November 2004, he was employed by ZiLOG, Inc., a supplier of devices for embedded control and communications applications. From May 2002 until November 2004, he served as ZiLOG’s President and a member of its board of directors. For more than 20 years Mr. Burger has successfully built high technology businesses both domestically and in China.

49	2007

Kirby A. Dyess

Kirby A. Dyess has been a director of Merix since September 2002. She is a principal in her own early stage investment firm, Austin Capital Management LLC. She served as Vice President of Intel Corporation and Director of Operations for Intel Capital from April 2001 until her retirement in December 2002. She served as Vice President and Director of New Business Development of Intel Corporation from January 1997 to April 2001 and was Corporate Vice President and Director of Human Resources worldwide from 1993 to 1996. Ms. Dyess also serves on the Board of Directors of Itron, Inc., a publicly traded company, Prolifiq Software Inc., Compli Inc. and Octavian Scientific, Inc, all privately held companies.

61	2002

	Age	Director since
Donald D. Jobe Donald D. Jobe is currently President and CEO of his own corporation, Asia Resources Inc., which was founded in January 2002. Mr. Jobe served as President and CEO of Isola Laminate Systems from July 1999 until he retired in October 2001. He served as Vice President and General Manager of Allied Signal Electronic Materials, Asia from October 1994 until June 1999.	64	2001

George H. Kerckhove George H. Kerckhove retired as Vice President of American Standard Companies in May 2000. He served as Chief Financial Officer of American Standard from January 1998 to January 2000 and Vice President and Group Executive for the Plumbing Products Sector in the Americas, Europe and Asia from January 1988 to December 1997. Mr. Kerckhove was a Director of American Standard Companies from 1990 to May 2000. He is currently a Director and on the Executive Committee of Gundersen-Lutheran Medical Foundation and Mississippi Valley Conservancy.	70	2001

Dr. William W. Lattin Dr. William W. Lattin retired as Executive Vice President of Synopsys, Inc. in October 1999. He served as President and Chief Executive Officer of Logic Modeling from 1992 until its acquisition by Synopsys, Inc. in 1994. Dr. Lattin served as the CEO of Logic Automation from 1986 to 1992. Prior to Logic Automation, he worked for Intel Corporation from 1975 to 1986. He also serves on the Board of Directors of FEI Corp., RadiSys Corporation, Tripwire, Inc. and EasyStreet Online Services, Inc.	66	2000

Robert C. Strandberg Robert C. Strandberg currently owns and manages Mattern Holdings, Inc., a Florida-based wholesale flower distributorship. From May 2001 to January 2006, Mr. Strandberg served on the Board of Directors and as Chief Executive Officer of Xytrans, Inc. From April 1997 to August 2000, he served as President and Chief Executive Officer of PSC, Inc. and as its Executive Vice President from November 1996 to April 1997. Mr. Strandberg also serves on the Board of Directors of Quipp, Inc.	50	1998

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

Merix is committed to sound corporate governance principles. Such principles are essential to running Merix’ business efficiently and to maintaining Merix’ integrity in the marketplace. Merix’ Code of Business Conduct and Ethics is available in the Corporate Governance portion of the Investor Relations section of our website at www.merix.com.

Board Independence

The Board has determined that none of the current directors standing for re-election, except Michael D. Burger, the President and Chief Executive Officer, has a material relationship with Merix (either directly, through a family member or as a partner, executive officer or controlling shareholder of any organization that receives or makes payments from or to Merix), and each is independent within the meaning of Merix’ director independence standards, which reflect exactly Nasdaq’s director independence standards, a copy of which is available on the Corporate Governance portion of the Investor Relations section of our website at www.merix.com. Furthermore, the Board has determined that none of the members of any of Merix’ board committees has a material relationship with Merix (either directly or as a partner, shareholder or officer of an organization that has a relationship with Merix), and each is “independent” within the meaning of Merix’ director independence standards.

Board Structure and Committee Composition

Seven of our eight Board directors will stand for re-election. The Merix Board has the following three standing committees: (1) Audit, (2) Human Resources and Compensation, and (3) Nominating and Corporate Governance. The membership and the function of each of the committees are described below. Each of the committees operates under a written charter adopted by the Board. During fiscal 2007, the Board held six meetings. Each director attended at least 75% of all Board and applicable Committee meetings. Directors are encouraged to attend annual meetings of Merix shareholders. Seven directors attended the last annual meeting of shareholders.

Name of Director	Audit		Human Resources and Compensation		Nominating and Corporate Governance
Non-Employee Directors:

William C. McCormick, Chairman of the Board

Chee Wah Cheung			X		X

Kirby A. Dyess			X	*

Donald D. Jobe	X		X		X

George H. Kerckhove	X	*	X

Dr. William W. Lattin					X	*

Robert C. Strandberg	X				X

Employee Director:

Michael D. Burger

Number of Meetings in Fiscal 2007	17		8		4

X = Committee member

* = Chair

Audit Committee

The Audit Committee assists the Board in fulfilling its responsibilities for general oversight of:

•	the integrity of Merix’ financial statements;

•	Merix’ compliance with legal and regulatory requirements;

•	the independent registered public accounting firm’s qualifications and independence;

•	the performance of Merix’ independent registered public accounting firm;

•	Merix’ systems of internal control over financial reporting; and

•	risk assessment and risk management.

Among other things, the Audit Committee’s charter provides that the Audit Committee prepares the Audit Committee report for inclusion in the annual proxy statement; annually reviews the Audit Committee charter and the committee’s performance; appoints, evaluates, oversees and approves compensation of Merix’ independent registered public accounting firm; reviews Merix’ internal controls and corporate policies with respect to financial information and earnings guidance; oversees investigations into complaints concerning financial matters; and reviews other risks that may have a significant effect on Merix’ financial statements. The Audit Committee works closely with management as well as Merix’ independent registered public accounting firm. The Audit Committee has the authority to retain outside legal, accounting or other advisors as the Audit Committee deems appropriate to fulfill its duties and responsibilities without seeking Board approval with respect to the selection, fees or terms of engagement. The Board has determined that each member of the Audit Committee is “independent” for purposes of membership on the Audit Committee under applicable NASD and SEC requirements. The Board has determined that George H. Kerckhove is an “audit committee financial expert” under applicable SEC rules and regulations.

The report of the Audit Committee is included on page 45 of this proxy statement. The charter of the Audit Committee is available in the Corporate Governance portion of the Investor Relations section of our website at www.merix.com.

Human Resources and Compensation Committee

The Human Resources and Compensation Committee:

•	discharges the Board’s responsibilities relating to compensation of Merix’ executives, including the CEO;

•	administers Merix’ equity incentive and executive compensation plans;

•	oversees Merix’ long-range planning for executive development and succession;

•	annually reviews director compensation and recommends to the Board, as appropriate, changes to Merix’ director compensation; and

•	annually reviews executive officer and director compensation stock ownership guidelines and recommends to the Board, as appropriate, changes to Merix’ stock ownership guidelines.

The Human Resources and Compensation Committee has overall responsibility for approving and evaluating compensation and benefits plans, policies and programs for executive officers of Merix and has all authority necessary to fulfill the duties and responsibilities assigned to it in its charter or otherwise assigned to it by the Board. Specific duties of the Human Resources and Compensation Committee include developing and monitoring Merix’ executive compensation philosophy; establishing and annually reviewing and approving Merix’ executive compensation policies and practices; annually reviewing and approving the Human Resources and Compensation Committee charter and the committee’s performance; determining annual compensation for executives; approving and recommending to the Board for its approval all matters relating to the adoption and amendment of tax-qualified and nonqualified benefit plans; and reviewing and approving special executive employment, compensation and retirement arrangements. The Human Resources and Compensation Committee has the authority to retain independent counsel, compensation and other professionals without seeking Board approval with respect to the selection, fees or retention terms. The Human Resources and Compensation Committee may form and delegate authority to subcommittees and may delegate authority to one or more designated members of the Board or to officers of Merix.

The report of the Human Resources and Compensation Committee on executive compensation is included beginning on page 43 of this proxy statement. The charter of the Human Resources and Compensation Committee is available in the Corporate Governance portion of the Investor Relations section of our website at www.merix.com.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee’s Charter provides that the Committee:

•	identifies individuals qualified to become members of the Board;

•	approves and recommends to the Board director candidates;

•	develops, updates as necessary and recommends to the Board corporate governance principles and policies applicable to Merix and monitors compliance with such principles and policies;

•	annually reviews the Nominating and Corporate Governance Committee charter and the committee’s performance;

•	enhances Board education; and

•	oversees the evaluation of the Board.

The report of the Nominating and Corporate Governance Committee is included on page 44 of this proxy statement. The Nominating and Corporate Governance Committee’s charter is available in the Corporate Governance portion of the Investor Relations section of our website at www.merix.com.

Consideration of Nominees

The Nominating and Corporate Governance Committee will utilize a variety of methods for identifying nominees for director. Candidates may come to the attention of the Nominating and Corporate Governance Committee through current Board members, professional search firms, shareholders or other persons.

In evaluating candidates, the Nominating and Corporate Governance Committee seeks to achieve a balance of knowledge, experience, capability and diversity on the Board. The Nominating and Corporate Governance Committee charter includes director selection guidelines that specify that directors should have high standards of professional and personal ethics and values, relevant experience at the policy-making level and a commitment to acting in Merix’ best interests. Directors should have sufficient time to carry out their duties and should have the willingness and ability to serve multiple terms to develop a deeper understanding of Merix’ business affairs. Directors should be willing to avoid activities or interests that may create a conflict of interest with the directors’ responsibilities and duties to Merix.

Shareholder Nominees

The Nominating and Corporate Governance Committee will consider properly submitted shareholder nominations for candidates for membership on the Board. Any shareholder nominations proposed for consideration by the Nominating and Corporate Governance Committee should include the nominee’s name and qualifications for Board membership and should be addressed to:

Chair of the Nominating and Corporate Governance Committee

Merix Corporation

15725 SW Greystone Court, Suite 200

Beaverton, Oregon 97006

Fax: (503) 716-3809

In addition, Merix’ bylaws permit shareholders to nominate directors for consideration at an annual shareholder meeting. For a description of the process for nominating directors in accordance with Merix’ bylaws, see “Questions and Answers about the Proxy Materials and the Annual Meeting—What is the deadline to propose actions for consideration at next year’s annual meeting of shareholders or to nominate individuals to serve as directors?” on page 6.

Executive Sessions

Executive sessions of Merix’ independent directors, meeting without members of Merix’ management or others present, are held at least twice a year. The sessions are scheduled and chaired by the Chairman of the Board, who is currently William C. McCormick. Any independent director may request the scheduling of additional executive sessions.

Communications with the Board

Individuals may communicate with Merix’ Board or Merix independent directors by mail or fax addressed to:

Chairman of the Board

Merix Corporation

15725 SW Greystone Court, Suite 200

Beaverton, Oregon 97006

Fax: (503) 716-3809

Ad Hoc Executive Search Committee

In early 2007, the Board created an ad hoc committee, the Executive Search Committee, which consisted of Ms. Dyess, Mr. Jobe and Mr. Lattin, to provide guidance and assistance to management in connection with Merix’ search for a new Chief Executive Officer. This committee has completed its work.

DIRECTOR COMPENSATION

The following table sets forth information regarding compensation of the Company’s nonemployee directors for fiscal year 2007, which consisted of the following components: cash compensation, consisting of annual retainer fees, including amounts associated with serving as Lead Director and chairing Board committees; and equity compensation, consisting of option grants and restricted stock awards awarded during the year. Each of these components is described in more detail below.

DIRECTOR COMPENSATION TABLE FOR FISCAL YEAR 2007

Name(1)	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Total ($)
Chee W. Cheung	$33,000	$28,595	$52,067	$113,662
Kirby A. Dyess	$46,000	$9,997	$32,635	$88,632
Carlene Ellis	$22,250	$9,997	$26,679	$58,926
Donald D. Jobe	$45,500	$10,004	$33,187	$88,691
George H. Kerckhove	$52,500	$9,093	$25,568	$87,161
Dr. William W. Lattin	$42,000	$9,999	$27,099	$79,098
Robert C. Strandberg	$33,500	$9,045	$27,399	$69,944

(1)	Michael D. Burger, our current president and chief executive officer, William C. McCormick, our Chairman of the Board and former interim CEO, and Mark R. Hollinger, our former president and chief executive officer, are not included in this table. The compensation received by Mr. Burger, Mr. McCormick and Mr. Hollinger is shown in the Executive Compensation tables below.

(2)	Includes all annual retainer fees, committee and chairmanship fees and meeting fees.

(3)	Starting in 2006, on a director’s initial election to the Board and on the anniversary of a director’s initial election to the board, each director receives a grant of restricted stock with a grant date fair value of approximately $10,000. Effective January 2007, the Board increased the annual grant of restricted stock to a grant date fair value of approximately $20,000. The actual grant date fair value of restricted stock granted to Merix’ directors during fiscal year 2007 is the amount reflected in this column, except the grant date fair value for Mr. Chee was $19,996. The amounts disclosed above reflect the expense taken in fiscal 2007 for these restricted stock grants, disregarding an estimate of forfeitures related to vesting conditions. Accounting costs are determined, as required, under Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123(R), “Share-Based Payment.” For a discussion of the assumptions we apply in calculating these amounts, see Note 14 to the Condensed Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended May 26, 2007.

(4)	These amounts represent the aggregate dollar amounts recognized for financial statement reporting purposes in fiscal year 2007 for stock options granted to directors, disregarding an estimate of forfeitures related to vesting conditions. On each director’s initial election to the board, the director was granted an option to purchase 20,000 shares. On the anniversary of a director’s initial election to the board, each director was granted an option to purchase 5,000 shares. Accounting costs are determined, as required, under FAS 123(R). For a discussion of the assumptions we apply in calculating these amounts, see Note 14 to the Condensed Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended May 26, 2007. Each Merix director was granted options during fiscal year 2007 with a grant date fair value as follows: Mr. Cheung, $17,488; Ms. Dyess, $36,663; Ms. Ellis, $28,959; Mr. Jobe, $24,573; Mr. Kerckhove, $25,661; Dr. Lattin, $26,649; and Mr. Strandberg, $30,664. As of May 26, 2007, the total number of outstanding options held by each director was as follows: Mr. Cheung, 25,000; Ms. Dyess, 40,000; Ms. Ellis, 0; Mr. Jobe, 45,000; Mr. Kerckhove, 45,000; Dr. Lattin, 70,000; and Mr. Strandberg, 75,000.

Directors who are also employees of Merix receive no additional compensation for their services as directors. During 2007, Mr. Burger and Mr. Hollinger were the only directors who were employees of the Company. In addition, Mr. McCormick served as interim chief executive officer and president of Merix from February 2007 until April 2007. During that period, he did not receive any cash compensation for his services as a director, but continued to receive stock options and stock awards received by non-employee directors. Directors who are not employees of the Company receive cash compensation and equity compensation as described below. All directors are also reimbursed for reasonable and necessary travel, communications, and other out-of-pocket business expenses incurred in connection with their attendance at meetings, while on corporate business or for continuing education related to their board service. In addition, Merix indemnifies its directors for liability they may incur for serving in that capacity to the maximum extent permitted under the laws of the state of Oregon. Merix also advances expenses to its directors in connection with this indemnification. Merix has advanced expenses to its directors in connection with two derivative lawsuits filed in the first quarter of fiscal 2005 against certain of our directors and officers by plaintiffs who purchased securities in our January 2004 public offering and who alleged that the defendants violated the federal securities laws by making certain alleged inaccurate and misleading statements in the prospectus used in connection with our January 2004 public offering. These derivative lawsuits, which were later consolidated, were dismissed without prejudice in June 2007.

Cash Compensation. Each non-employee director receives an annual cash retainer of $15,000. The Lead Director receives an additional annual cash retainer of $10,000. The chair of the Audit Committee and the Audit Committee Financial Expert each receives an annual cash retainer of $5,000 (unless the same person is serving as the chair of the Audit Committee and the Audit Committee Financial Expert, in which case he or she receives one annual cash retainer of $5,000 for such roles). Other committee chairs receive an annual cash retainer of $3,000. Each annual retainer is payable in quarterly installments. In addition, directors receive a fee of $2,000 for each meeting of the Board of Directors attended, members of the Audit Committee receive a fee of $1,500 for each meeting of the Audit Committee attended, and members of other committees receive a fee of $1,000 for each other committee meeting attended. The Chairman of the Board or relevant committee chair may, at his or her discretion, determine that a lesser fee shall be paid for attendance at meetings.

Equity Compensation. In addition to retainers and Board and committee meeting attendance fees, Merix grants an option to purchase 20,000 shares to each non-employee director upon the director’s initial election to the Board of Directors and an option to purchase 5,000 shares on the anniversary of initial election to the Board. All options have a 10-year term, an exercise price equal to the fair market value of a share of Merix’ common stock on the date of grant and vest in four equal annual installments beginning on the first anniversary of the date of grant. In addition, each director receives a restricted stock award on initial election as a director and on the anniversary of such election (or, for directors who were already serving in such capacity when the equity compensation program for non-employee directors was adopted in January 2007, on the next anniversary of commencement of service as a director). The number of shares granted is determined by dividing $10,000, with respect to the initial stock award, or $20,000, with respect to the annual stock award, by the fair market value of a share of Merix’ common stock on the date of grant. The shares are fully vested at grant, but are subject to an agreement between Merix and each recipient prohibiting the sale or the disposition of such shares so long as the recipient remains a Merix director. The agreement also provides that any director who resigns from the Board without the consent of a majority of the Board of Directors then in office will forfeit all such stock awards.

Following is a summary of the compensation program for Merix’ non-employee directors, presented in a tabular format:

Option grant to each non-employee director upon initial election to the Board of Directors	20,000 shares

Annual option grant to each non-employee director	5,000 shares

Restricted stock award to each non-employee director upon initial election to the Board of Directors	$10,000

Annual restricted stock award to each non-employee director	$20,000

Annual retainer for each non-employee director	$15,000

Additional annual retainer for Lead Director	$10,000

Additional annual retainer for Audit Committee Chair	$5,000

Additional annual retainer for Audit Committee Financial Expert	$5,000

Additional annual retainer for other committee chairs	$3,000

Fee for Board of Directors meeting	$2,000

Fee for Audit Committee meeting	$1,500

Fee for other committee meetings	$1,000

Reimbursement of expenses attendant to board membership	Yes

Director Stock Ownership Guidelines

In October 2006, the Board of Directors adopted stock ownership guidelines for the Board of Directors. Under those guidelines, directors will be expected to build a position of actual stock ownership over five years after October 2006, for continuing directors, and after start of service as a director, for directors who join the Board after October 2006, with a value of at least two times the value of his or her aggregate annual director compensation.

PROPOSAL NO. 2    APPROVAL OF MERIX’ 2007 EMPLOYEE STOCK PURCHASE PLAN

The Board recommends a vote FOR the approval of the Merix Corporation

2007 Employee Stock Purchase Plan.

We are asking shareholders to approve the Merix 2007 Employee Stock Purchase Plan. The Employee Stock Purchase Plan allows employees to purchase Merix common stock at a discount using payroll deductions. Shareholder approval of the Employee Stock Purchase Plan would entitle employees in the United States to receive special tax treatment provided by the Internal Revenue Code.

Our Board of Directors adopted the Employee Stock Purchase Plan on July 10, 2007, subject to shareholder approval. The Employee Stock Purchase Plan provides for the issuance of up to 750,000 shares of common stock. A copy of the Employee Stock Purchase Plan is attached to this proxy statement as Appendix A. The description herein is a summary and not intended to be a complete description of the Employee Stock Purchase Plan. Please read the Employee Stock Purchase Plan attached to this proxy statement as Appendix A for more detailed information.

Description of the Employee Stock Purchase Plan

The purpose of the Employee Stock Purchase Plan is to provide employees of Merix and those subsidiaries designated to participate in the Employee Stock Purchase Plan with an opportunity to purchase shares of common stock. The Employee Stock Purchase Plan has two portions—one portion for employees in the United States and one portion for international employees.

The portion of the Employee Stock Purchase Plan for employees in the United States is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code. The provisions of such portion of the Employee Stock Purchase Plan, accordingly, will be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Internal Revenue Code.

A total of 750,000 shares of common stock will be available for issuance and purchase under the Employee Stock Purchase Plan. The number of shares of common stock available for issuance and purchase under the portion of the Employee Stock Purchase Plan for United States employees will be 750,000 shares of common stock less the number of shares of common stock used for the employee stock purchase programs for employees outside the United States. If any purchase right terminates for any reason without having been exercised, the shares of common stock not purchased under such purchase right shall again become available for the Employee Stock Purchase Plan.

The Employee Stock Purchase Plan will be administered by the Human Resources and Compensation Committee, or any other committee appointed by the Board to administer the Employee Stock Purchase Plan. The Human Resources and Compensation Committee has the full and exclusive discretionary authority to construe and interpret the Employee Stock Purchase Plan and the rights granted under it, to designate from time to time which subsidiaries of the Company will participate in the Employee Stock Purchase Plan, to establish rules and regulations for the administration of the Employee Stock Purchase Plan and to amend the Employee Stock Purchase Plan to satisfy applicable laws, to obtain any exemption under such laws or to reduce or eliminate any unfavorable legal or accounting consequences. The Human Resources and Compensation Committee also may adopt special rules for employees of Merix’ international subsidiaries to conform to the particular laws and practices of the countries in which such employees reside.

Eligibility

Generally, all United States employees of Merix and our designated subsidiaries whose customary employment is for more than 24 hours per week are eligible to participate in the Employee Stock Purchase Plan on the first Enrollment Date on or following the later of (a) the employee’s first day of employment or (b) the date the Employee Stock Purchase Plan is approved by the shareholders of Merix. Employees of designated subsidiaries outside the United States may have different eligibility requirements as determined appropriate by the Human Resources and Compensation Committee, for example, to accommodate local requirements and practices. However, any employee who would own or have options to acquire five percent (5%) or more of the total combined voting power or value of all classes of stock of Merix or any subsidiary is excluded from participating in the Employee Stock Purchase Plan. As of July 31, 2007, there were approximately 1,500 employees eligible to participate in the Employee Stock Purchase Plan.

Purchase of Shares of Common Stock

Pursuant to procedures established by the Human Resources and Compensation Committee, eligible employees may elect to have a portion of their compensation used to purchase shares of common stock. Purchase periods are established and purchases of shares of common stock are made on the last trading day of the purchase period with compensation amounts withheld from employees during the purchase period. Pursuant to procedures established by the Human Resources and Compensation Committee, employees may suspend the amount of compensation being withheld during a purchase period or may withdraw prior to the end of the purchase period any amounts previously withheld during the purchase period, without interest. If during a purchase period an employee suspends the withholding of compensation or withdraws amounts previously withheld, such employee may not recommence withholding of compensation for the purchase of shares of common stock until the following purchase period.

On each purchase date (the last trading day of each purchase period), any amounts withheld from an employee’s compensation during the applicable purchase period for purposes of the Employee Stock Purchase Plan will be used to purchase the greatest number of whole shares of common stock that can be purchased with such amounts. The purchase price for a share of common stock will be set, unless the Human Resources and Compensation Committee determines higher percentages, at the lesser of (i) eighty-five percent (85%) of the fair market value of a share of common stock on the first trading day of the purchase period or (ii) eighty-five percent (85%) of the fair market value of a share of common stock on the purchase date. For purposes of the Employee Stock Purchase Plan, “fair market value” generally means the closing sales price of a share of common stock for the day. As of July 31, 2007, the closing sales price of a share of common stock was $7.53 per share.

The Internal Revenue Code limits the aggregate fair market value of the shares of common stock (determined as of the beginning of the purchase period) that any employee in the United States may purchase under the Employee Stock Purchase Plan during any calendar year to $25,000. The Human Resources and Compensation Committee may impose restrictions or limitations on the resale of shares of common stock purchased under the Employee Stock Purchase Plan. Employees in the United States must notify us if shares of common stock are disposed of in a disposition that does not satisfy the holding period requirements of Section 423 of the Internal Revenue Code (generally, as discussed below, two years from the beginning of the applicable purchase period).

Merix will pay the administrative costs associated with the operation of the Employee Stock Purchase Plan. The employees will pay any brokerage commissions that result from their sales of shares of common stock.

Merix may deduct or withhold or require employees to pay us any federal, state, local and other taxes we are required to withhold with respect to any event arising as a result of the Employee Stock Purchase Plan. We may also deduct those amounts from the employees’ wages or compensation.

Effect of Certain Corporate Events

The Employee Stock Purchase Plan provides for adjustment of the number of shares of common stock which may be granted under the Employee Stock Purchase Plan as well as the purchase price per share of common stock and the number of shares of common stock covered by each purchase right for any increase or decrease in the number of shares of common stock resulting from a stock split, reverse stock split, stock dividend, extraordinary cash dividend, combination or reclassification of the common stock or recapitalization, reorganization, consolidation, split-up, spin-off or any other increase or decrease in the number of shares of common stock effected without receipt of consideration by us.

In the event of any dissolution, liquidation, merger, consolidation, sale of all or substantially all of our outstanding voting securities, sale, lease, exchange or other transfer of all or substantially all of our assets, or any similar transaction as determined by the Human Resources and Compensation Committee, the Human Resources and Compensation Committee may make such adjustment it deems appropriate to prevent dilution or enlargement of rights in the Employee Stock Purchase Plan, in the number, class of or price of shares of common stock available for purchase under the Employee Stock Purchase Plan and in the number of shares of common stock which an employee is entitled to purchase and any other adjustments it deems appropriate. In the event of any transaction, the Human Resources and Compensation Committee may elect to have the purchase rights under the Employee Stock Purchase Plan assumed or such purchase rights substituted by a successor entity, to set an earlier purchase date, prior to the consummation of such corporate transaction, to terminate all outstanding purchase rights either prior to their expiration or upon completion of the purchase of shares of common stock on the next purchase date, or to take such other action deemed appropriate by the Human Resources and Compensation Committee.

Amendment or Termination

The Board may amend the Employee Stock Purchase Plan at any time, provided such amendment does not cause rights issued under the portion of the Employee Stock Purchase Plan for United States employees to fail to meet the requirements of Section 423 of the Internal Revenue Code or cause rights issued under the Employee Stock Purchase Plan to fail to meet the requirements of any securities exchange on which shares of common stock are traded. Moreover, any amendment for which shareholder approval is required under Section 423 of the Internal Revenue Code or such securities exchange must be submitted to the shareholders for approval. The Board may terminate the Employee Stock Purchase Plan any time.

U.S. Federal Income Tax Consequences

The following discussion is only a brief summary of the United States federal income tax consequences to Merix and our employees under the portion of the Employee Stock Purchase Plan applicable to employees in the United States. It is based on the Internal Revenue Code as in effect as of the date of this proxy statement. The discussion relates only to United States federal income tax treatment; state, local, foreign, estate, gift and other tax consequences are not discussed. The summary is not intended to be a complete analysis or discussion of all potential tax consequences.

The amounts deducted from an employee’s pay pursuant to the Employee Stock Purchase Plan will be included in the employee’s compensation and be subject to federal income and employment tax. Generally, no additional income will be recognized by the employee either at the beginning of the purchase period when purchase rights are granted pursuant to the Employee Stock Purchase Plan or at the time the employee purchases shares of common stock pursuant to the Employee Stock Purchase Plan.

If the shares of common stock are disposed of at least two years after the first day of the purchase period to which the shares of common stock relate and at least one year after the shares of common stock were acquired under the Employee Stock Purchase Plan, or if the employee dies while holding the shares of common stock, the employee (or in the case of the employee’s death, the employee’s estate) will recognize ordinary income in the year of disposition or death in an amount equal to the lesser of (a) the excess of the fair market value of the shares of common stock on the first trading day of the purchase period over the purchase price of the shares of common stock or (b) the excess of the fair market value of the shares of common stock at the time of such disposition over the purchase price of the shares of common stock.

If the shares of common stock are sold or disposed of (including by way of most gifts) before the expiration of the holding period, the employee will recognize ordinary income in the year of sale or disposition in an amount equal to the excess of the sales price over the purchase price. Even if the shares of common stock are sold for less than their fair market value on the purchase date, the same amount of ordinary income is included in income.

In addition, the employee generally will recognize capital gain or loss in an amount equal to the difference between the amount realized upon the sale of shares of common stock and the employee’s tax basis in the shares of common stock (generally, the amount the employee paid for the shares of common stock plus the amount, if any, taxed as ordinary income). Capital gain or loss recognized on a disposition of shares of common stock will be long-term capital gain or loss if the employee’s holding period for the shares of common stock exceeds one year. The purchase date begins the holding period for determining whether the gain or loss realized is short or long term.

If the employee disposes of shares of common stock purchased pursuant to the Employee Stock Purchase Plan after the holding period, Merix will not be entitled to any federal income tax deduction with respect to the shares of common stock issued under the Employee Stock Purchase Plan. If the employee disposes of such shares of common stock prior to the expiration of the holding period, Merix generally will be entitled to a federal income tax deduction in an amount equal to the amount of ordinary income recognized by the employee as a result of such disposition.

New Plan Benefits

Participation in the Employee Stock Purchase Plan is entirely within the discretion of the eligible employees. Because we cannot presently determine the participation levels by employees, the rate of contributions by employees and the eventual purchase price under the Employee Stock Purchase Plan, it is not possible to determine the value of benefits that may be obtained by executive officers and other employees under the Employee Stock Purchase Plan. Non-employee directors are not eligible to participate in the Employee Stock Purchase Plan.

The affirmative vote of the holders of a majority of the shares represented in person or by proxy at the Annual Meeting and entitled to vote on the resolution is required for approval of the Employee Stock Purchase Plan. The Board of Directors has unanimously approved the Employee Stock Purchase Plan and believes it to be in the best interests of Merix and our shareholders.

The Board of Directors unanimously recommends that you vote FOR the Merix

2007 Employee Stock Purchase Plan

Equity Compensation Plan Information

During fiscal year 2007, Merix maintained three equity compensation plans, the 1994 Stock Incentive Plan (the “1994 Plan”), the 2000 Nonqualified Stock Option Plan (the “2000 Plan”) and the 2006 Equity Incentive Plan (the “2006 Plan”). Merix may grant awards to eligible persons pursuant to the 2000 and 2006 Plan. The 1994 Plan was retired following shareholder approval of the 2006 Equity Incentive Plan on October 5, 2006. Shares granted under the 1994 Plan that are cancelled or retired become eligible for issuance out of the 2006 Plan. The Merix Board of Directors adopted the 2006 Plan in August 2006 and Merix’ shareholders approved the 2006 Plan in October 2006. The material terms of the 2000 Plan are described below.

The following table summarizes information about the 1994 Plan, 2000 Plan and 2006 Plan as of May 26, 2007.

Plan Category	Number of Shares of Common Stock to Be Issued Upon Exercise of Outstanding Options (a)	Weighted Average Exercise Price of Outstanding Options	Number of Shares of Common Stock Available for Future Issuance (excluding shares reflected in (a))
Equity compensation plan approved by security holders	1,349,801	$9.7493	542,692	(1)
Equity compensation plan not approved by security holders	1,901,132	$10.3968	1,008,872	(2)

	3,250,933	$10.1279	1,551,564

(1)	Consists of shares of common stock remaining available for issuance under 2006 Plan. Directors not affiliated with Merix participate in a program under which each receives an option to purchase 20,000 shares and a restricted stock award of shares having a value of $20,000 at the time first elected to the Board and an option to purchase 5,000 shares and a restricted stock award of shares having a value of $20,000 on each anniversary of that date. The options granted under this program vest and become exercisable with respect to 25% of the shares on the first anniversary of the grant date and an additional 25% of the shares vest and become exercisable on each anniversary thereafter (assuming continued Board service). The number of restricted shares granted will be determined by dividing $20,000 by the fair market value of a share of Merix’ common stock on the date of grant. The restricted shares are fully vested at grant, but will be subject to an agreement between Merix and each recipient prohibiting the sale or the disposition of such shares so long as the recipient remains a Merix director. The agreement will also provide that any director who resigns from the Board without the consent of a majority of the Board of Directors then in office will forfeit all such stock awards. Shares available for issuance under the 2006 Plan can be granted pursuant to stock options, stock appreciation rights, restricted stock or units, performance units, performance shares and any other stock based award selected by the plan administrator.

(2)	Consists of shares of common stock remaining available for issuance under the 2000 Plan. Shares available for issuance under the 2006 Plan can be granted pursuant to non-statutory stock options and stock awards.

Description of 2000 Nonqualified Stock Option Plan

Merix’ Board of Directors adopted the 2000 Plan in December 2000 and approved amendments in March 2002 and August 2002. The 2000 Plan has not been approved by Merix shareholders.

Under the 2000 Plan, Merix is limited in the number of shares that we can award to our officers or directors in any calendar year to 25% of the total awards made for that year. Although the 2000 Plan was not affected by the adoption of the 2006 Plan, effective October 2005, Merix ceased to make awards under the 2000 Plan to our executive officers or directors.

The following description of the 2000 Plan is a summary and does not purport to be a complete description. You can find a copy of the full text of the 2000 Plan attached as Exhibit 10.28 to Merix’ Annual Report on Form 10-K for the year ended May 25, 2002, filed with the SEC.

Shares Available

As amended, the 2000 Plan reserves up to 4,000,000 shares of Merix’ common stock for issuance pursuant to awards granted under the 2000 Plan. The 2000 Plan permits the grant of non-statutory stock options (“NSOs”) and stock awards. If an option granted under the Plan expires, terminates or is canceled, or if shares awarded are forfeited to Merix or repurchased by Merix, the shares again become available for issuance under the 2000 Plan.

Eligibility

Only non-executive officer employees of Merix and its subsidiaries are now eligible to participate in the 2000 Plan. Non-employee consultants, agents, independent contractors and advisors who provide services to Merix are also eligible to participate. Executive officers and directors are not eligible for awards under the 2000 Plan.

Administration

The Human Resources and Compensation Committee of the Board of Directors administers the 2000 Plan. The Committee may designate, from time to time, the individuals to whom awards are made under the 2000 Plan, the amount of any such award and the price and other terms and conditions of any such award. The Committee has the full and exclusive power to interpret the 2000 Plan and may, subject to the provisions of the 2000 Plan, establish the rules for its operation. Only the Board of Directors may amend, modify or terminate the 2000 Plan.

Stock Options

The Committee determines the persons to whom options are granted, the option price, the number of shares subject to each option, the period of each option and the times at which options vest and may be exercised. No monetary consideration is paid to Merix upon the granting of options.

Options granted under the 2000 Plan generally continue in effect for the period fixed by the Committee. Options are exercisable in accordance with the terms of an option agreement entered into at the time of grant. Except as otherwise determined by the Committee, options are nontransferable except on death. Options may be exercised only while an optionee is employed by or in the service of Merix or a subsidiary or until the earliest of (i) the option’s expiration date; (ii) within 12 months following termination of employment by reason of death or disability; or (iii) 90 days following termination for any other reason. The purchase price for each share purchased pursuant to exercise of options must be paid (i) in cash; (ii) by check; (iii) in shares of common stock valued at fair market value that have been owned by the optionee for at least six months (or any shorter period necessary to avoid a charge to Merix’ earnings for financial reporting purposes); or (iv) in other forms of consideration permitted by the Committee. Upon the exercise of an option, the number of shares subject to the option and the number of shares available under the 2000 Plan for future option grants are reduced by the number of shares with respect to which the option is exercised, less any shares surrendered in payment or withheld to satisfy withholding obligations.

Stock Awards

The Committee may award common stock of Merix under the 2000 Plan on such terms and conditions and subject to repurchase or forfeiture restrictions, if any, as the Committee determines at the time the stock is awarded. The Committee may determine the recipients of the awards, the number of shares to be awarded and the time of the award.

Changes in Capital Structure

The 2000 Plan provides that if the outstanding common stock of Merix is increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of Merix or of another corporation by reason of any recapitalization, merger, consolidation, stock split or certain other transactions, appropriate adjustment will be made by the Committee in the number and kind of shares available for awards under the 2000 Plan and the number and kind of securities that are subject to any outstanding option. In the event of dissolution of Merix, unless otherwise determined by the Committee in its sole discretion, options and stock awards shall immediately terminate prior to dissolution or liquidation.

Term of Plan and Amendments

The Board of Directors may at any time amend, suspend or terminate the 2000 Plan in such respect as it shall deem advisable. The 2000 Plan will continue until all shares available for issuance under the 2000 Plan have been issued and all restrictions on such shares have lapsed.

Tax Consequences

No income is realized by the grantee under federal income tax law until a stock option is exercised. Because the stock options granted under the 2000 Plan are NSOs, at the time of exercise of an NSO, the optionee will realize ordinary compensation income, and Merix will generally be entitled to a deduction, in the amount by which the market value of the shares subject to the option at the time of exercise exceeds the exercise price. Merix’ deduction is conditioned upon withholding income taxes on the income amount. Upon the sale of shares acquired upon exercise of an NSO, the excess of the amount realized from the sale over the market value of the shares on the date of exercise will be taxable at capital gains rates.

An employee who receives a stock award in connection with the performance of services will generally realize taxable income at the time of receipt unless the shares are not substantially vested for purposes of Section 83 of the Internal Revenue Code and no Section 83(b) election is made. If the shares are not vested at the time of receipt, the employee will realize taxable income in each year in which a portion of the shares substantially vest, unless the employee makes an election under Section 83(b) of the Internal Revenue Code within 30 days after the original date of the receipt of the award. Merix generally will be entitled to a tax deduction in the amount includable as income by the employee at the same time or times as the employee recognizes income with respect to the shares, provided Merix withholds income taxes on the income amount.

Section 162(m) of the Internal Revenue Code limits to $1,000,000 per person the amount that Merix may deduct for compensation paid to any of its most highly compensated officers in any year after 1993. Because the 2000 Plan was not approved by Merix shareholders, compensation received through the exercise of options granted under the Plan is subject to the $1,000,000 deduction limit.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S FEES

The Audit Committee appointed Grant Thornton LLP to audit Merix’ financial statements for the fiscal year ending May 31, 2008. Grant Thornton LLP audited Merix’ financial statements for the year ended May 26, 2007 and also provided certain tax and audit-related services. Representatives of Grant Thornton LLP are expected to attend the annual meeting, where they are expected to be available to respond to appropriate questions and, if they desire, to make a statement.

Fees billed to Merix by Grant Thornton LLP for fiscal year 2007 and by PricewaterhouseCoopers LLP (“PWC”), Merix’ former independent registered public accounting firm, for fiscal year 2006 were approximately as follows:

Services Rendered	FY 2007	FY 2006
Audit Fees(1)	$1,220,000	$1,545,000
Audit-Related Fees(2)	17,000	487,000
Tax Fees(3)	0	0
All Other Fees(4)	0	28,000

Total	$1,237,000	$2,060,000

(1)	For professional services for auditing Merix’ annual financial statements and internal control over financial reporting (as required under Section 404 of the Sarbanes-Oxley Act of 2002) and reviewing the financial statements included in Merix’ Quarterly Reports on Form 10-Q. The following table shows the breakdown of the audit fees billed for each of these components:

Services Rendered	FY 2007	FY 2006
Annual financial statements audit	$1,039,000	$1,415,000
Quarterly financial statements review	131,000	130,000
Expenses	50,000	—

Total Audit Fees	$1,220,000	$1,545,000

(2)	For audit services related to the acquisition of Eastern Pacific Circuits and Merix’ May 2006 issuance of 4% Convertible Senior Subordinated Notes due 2013 in fiscal year 2006 and for audit of the Merix 401(k) plan and services in connection with an SEC comment letter in fiscal year 2007.

(3)	For professional services rendered for tax compliance, tax advice and planning.

(4)	For consultation services related to the acquisition of the business of Eastern Pacific Circuits.

The Audit Committee pre-approves permissible audit-related and non-audit services to be performed by Merix’ independent registered public accounting firm and the associated fees for such services. All such services and fees for fiscal 2007 were approved by the Audit Committee. Engagements may be separately pre-approved by the Audit Committee or entered into pursuant to detailed pre-approval policies and procedures established by the Audit Committee, as long as the Audit Committee is informed on a timely basis of any engagement entered into on that basis.

Resignation of Former Independent Registered Public Accounting Firm

On August 29, 2006, PWC, our independent registered public accounting firm for fiscal years 2005 and 2006, notified us that PWC declined to stand for re-appointment as our independent registered public accounting firm for the year ended May 26, 2007.

The reports of PWC on our consolidated financial statements for the fiscal years ended May 27, 2006 and May 28, 2005 did not contain an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principle.

During the fiscal years ended May 28, 2005 and May 27, 2006, and through August 29, 2006, there have been no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K, except as follows. Our Annual Report on Form 10-K for the year ended May 27, 2006, which includes the consolidated financial statements as of May 27, 2006 and May 28, 2005 and for each of the three years in the period ended May 27, 2006 (the “2006 annual consolidated financial statements”) filed on August 24, 2006 (the “2006 Form 10-K”), contained an adverse opinion from PWC with respect to the effectiveness of our internal control over financial reporting as of May 27, 2006. PWC identified the following material weaknesses in its report:

(1) Merix did not maintain a sufficient complement of personnel to maintain an appropriate accounting and financial reporting organizational structure to support its activities. Specifically, Merix did not maintain personnel with an appropriate level of accounting knowledge, experience and training in the selection, application and implementation of generally accepted accounting principles with respect to: (i) stock-based compensation, (ii) external financial reporting including income tax disclosures, (iii) accrued liabilities, and (iv) classification of assets held-for-sale. This material weakness resulted in audit adjustments to Merix’ 2006 annual consolidated financial statements and contributed to the following material weakness discussed in (2) below. Additionally, this control deficiency could result in a misstatement of substantially all accounts and disclosures that would result in a material misstatement to the interim or annual consolidated financial statements that would not be prevented or detected. Accordingly, management has determined that this control deficiency constitutes a material weakness.

(2) Merix did not maintain effective controls over the completeness, accuracy and disclosure of segment information. Specifically, controls over segment reporting were not effective to ensure that disclosures were determined in accordance with generally accepted accounting principles. This control deficiency resulted in an audit adjustment to the required disclosure included in the notes to Merix’ 2006 annual consolidated financial statements. Additionally, this control deficiency could result in a misstatement of segment disclosures that would result in a material misstatement to the annual or interim consolidated financial statements that would not be prevented or detected.

Additionally, this control deficiency could result in a misstatement of segment information that would result in a material misstatement to the interim or annual consolidated financial statements that would not be prevented or detected. Accordingly, management has determined that this control deficiency constitutes a material weakness.

During the fiscal years ended May 28, 2005 and May 27, 2006, and through August 29, 2006, there have been no disagreements on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PWC, would have caused it to make reference to the subject matter of the disagreements in connection with its reports on the financial statements for such years, except that our management and Audit Committee initially disagreed with PWC’s conclusion that we were to report segment information. We subsequently identified operating segments in accordance with Statement of Financial Accounting Standards No. 131 “Disclosures about Segments of an Enterprise and Related Information,” and reported segment information for our Oregon, San Jose, California and Asian operations, as applicable, for the fiscal years ended May 27, 2006 and May 28, 2005. Our financial statements included in the 2006 Form 10-K disclose three reportable business segments, which resolved the disagreement.

Our management and Audit Committee have discussed the disagreement and reportable events described above with PWC. We authorized PWC to respond fully to the inquiries of the successor independent registered public accounting firm concerning such matters.

We provided PWC with a copy of the disclosures contained in the Form 8-K, filed with the SEC on September 1, 2006 and requested PWC to furnish a letter addressed to the SEC stating whether it agrees with the statements made by us, and, if not, identifying the statements with which it does not agree. PWC’s letter is filed as an exhibit to the Form 8-K.

Selection of Grant Thornton LLP

In April 2006, the Audit Committee commenced a process to evaluate possible independent registered public accountants for its fiscal year 2007. This process, which included evaluation of our incumbent independent registered public accountant and a number of other accounting firms, culminated with the Audit Committee’s decision on September 19, 2006, to engage Grant Thornton LLP as our independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending May 26, 2007.

During our fiscal years ended May 28, 2005 and May 27, 2006 and during the subsequent interim period ended September 18, 2006, we did not consult with Grant Thornton LLP regarding (i) either the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on our financial statements; or (ii) any matter that was either the subject of a disagreement or a reportable event (each as described in paragraph 304 of Regulation S-K) in connection with the performance of services by our former independent registered public accounting firm.

TRANSACTIONS WITH RELATED PERSONS

Policies and Procedures For Approving Transactions With Related Persons

The Audit Committee of the Board of Directors has the responsibility to review and approve related person transactions, either in advance or when we become aware of a related person transaction that was not reviewed and approved in advance, but neither the Audit Committee nor the Board of Directors has adopted a written policy or procedures governing its approval of transactions with related persons.

Transactions with Related Persons

Todd Robinson, the brother of Steve Robinson, our Executive Vice President of Global Operations, is employed by Merix as an Engineering Director. He received total compensation of approximately $162,000 during the fiscal year ended May 26, 2007.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Objectives of Our Compensation Programs

The Board of Directors and the Human Resources and Compensation Committee believe that compensation for Merix’ named executive officers should be tied to corporate performance. Merix has developed a total compensation strategy that ties a significant portion of named executive officer compensation to Merix’ financial performance in a way that recognizes the cyclic nature of Merix’ business. The primary objectives of the executive compensation program are to:

•	Attract and retain talented executives;

•	Motivate named executive officers to achieve long term business strategies while achieving near term financial targets; and

•	Align named executive officer compensation with shareholder value.

Merix intends to provide its executives with a total compensation package that provides competitive levels of compensation.

How We Set Compensation

Merix has annual and long term incentive compensation programs for its named executive officers that are designed to offer compensation that is competitive with compensation offered by competitors and companies of similar size and complexity within the electronics and similar industries. The HRC Committee generally designs Merix executive compensation to be comparable to the 65th-75th percentile of its peer group for total compensation for years in which Merix achieves strong performance and below average total compensation for years where the performance is below average. Merix believes that these levels will enable us to attract, retain and motivate executives of high quality, while at the same time keep our overall compensation levels near the median for our peer group.

The HRC Committee awarded compensation to the named executive officers for fiscal year 2007 based on its review and analysis of their positions, responsibilities and performance as well as their anticipated responsibilities and potential contributions to growth in stockholder value. The HRC Committee analyzed the Company’s performance relative to peer companies, and the compensation comparables of peer companies, in validating its conclusions. The HRC Committee looked at publicly available compensation data from a selected group of peer organizations with comparable revenue. For fiscal year 2007, selected peer organizations consisted of: TTM Technologies, Inc., DDI Corp., Rofin Sinar Technologies, Tessco Technologies, Inc., Methode Electronics, Rogers Corp., Newport Corp., OSI Systems, Inc., Multi-Fineline Electron, Inc., Littelfuse, Inc., Flir Systems, Inc., Gerber Scientific, Inc., Aeroflex, Inc., Coherent, Inc., Zebra Technologies, Kemet Corp., National Instruments Corp., Itron, Inc., and Nu Horizons Electronics Corp. Additionally, the HRC Committee looked at the compensation required to recruit and retain top talent in connection with recent executive searches, as well as compensation data available in the Radford Executive Survey.

The HRC Committee also utilized the services of Mercer Human Resources Consulting, a compensation consultant engaged by Merix’ management to assist the HRC Committee in determining compensation of the named executive officers for fiscal year 2007. Mercer Human Resources Consulting performed an analysis and provided data regarding the compensation of executives at peer companies. After analysis of this and other information, the HRC Committee set the base salary, bonus targets, stock option grants and other equity awards for each of the named executive officers.

In establishing the compensation of our named executive officers, we based the amounts primarily on the market data and advice provided by the HRC Committee members and Mercer Human Resources Consulting, the individual performance of each named executive officer in recent periods, and each named executive officer’s level of responsibility for Merix’ key objectives and potential for future responsibility and promotion. We also examined the outstanding stock options and restricted stock held by such executive officer for the purpose of considering both whether their current level of equity compensation is competitive and also the retention value of additional equity awards.

The HRC Committee reviewed each element of executive compensation for fiscal 2007, including the compensation for the Chief Executive Officer, and the aggregate value of such compensation and determined that such compensation is reasonable and in the best interests of Merix shareholders.

The following table sets forth the percentage of each named executive officer’s total compensation that was paid in the form of base salary and cash incentive awards for fiscal 2007 based on the amount reported as Total Compensation in the Summary Compensation Table:

Name	Percentage of Total Compensation
Michael D. Burger	93%
Mark R. Hollinger	28%
William C. McCormick	47%
Kelly E. Lang	63%
Daniel T. Olson	43%
R. Steven Robinson	89%
Chris L. Remy	62%

Elements of Compensation

Merix’ compensation program for its named executive officers consists of:

•	base salary and benefits,

•	cash bonuses under the annual Executive Incentive Plan and

•	the long-term, equity-based incentive program.

The HRC Committee’s objective is to pay Merix’ named executive officers total annual compensation, including incentive awards, rather than base salary alone, that appropriately reflects Merix’ performance and each executive officer’s performance and contribution.

Merix makes annual matching contributions to Merix’ 401(k) Plan and pays Group Term Life Insurance premiums for each of its executive officers on the same basis as for all regular employees of Merix who satisfy eligibility requirements. In addition, Merix’ executive officers are eligible to participate in Merix’ health and welfare and other employee benefit plans that are available on the same basis to all regular employees of Merix who satisfy eligibility requirements.

Base Salaries and Benefits. The HRC Committee initially establishes base salaries for the Chief Executive Officer and other named executive officers based on the responsibilities of the position, the experience of the individual, the relative pay among Merix’ executives and the base salaries and total compensation for comparable positions at companies in Merix’ peer group.

The HRC Committee considers annual salary adjustments by evaluating the performance of the company, the performance of the executive officer, including the Chief Executive Officer, and whether or not the scope of the job has changed. For executive officers other than the Chief Executive Officer, the Chief Executive Officer recommends annual compensation adjustments, and the HRC Committee and the Chief Executive Officer together establish the amount of such adjustments. The HRC Committee targets base salary increases that are high relative to the Merix peer group for very strong company and individual performance and low to zero for company and individual performance that is less than desired.

The HRC Committee increased base salaries for Mr. Hollinger, Merix’ former Chief Executive Officer, and the other named executives officers in fiscal 2007 to recognize increased job scope resulting from Merix’ expansion into Asia. In addition, the HRC Committee determined to offer a higher salary to Mr. Burger, Merix’ current Chief Executive Officer in order to attract him to this position and in recognition of his level and breadth of experience.

Merix provides limited personal benefits to some of its named executive officers consisting of a car allowance for some executives based in the US and, for executives who relocate outside the US, reimbursement for a number of personal expenses related to additional costs associated with relocation and living overseas. In addition, the named executive officers can defer compensation into a nonqualified deferred compensation plan.

Annual Incentive Compensation—Executive Incentive Plan. Merix’ executive officers, including the Chief Executive Officer, are eligible to participate in Merix’ Executive Incentive Plan, an annual cash incentive compensation plan that closely ties executive compensation to Merix’ performance. Merix’ Executive Incentive Plan rewards executives significantly for years in which Merix has strong performance, but produces little or no reward in other years. At the beginning of each fiscal year, the Board of Directors determines whether to adopt a plan for that year. If the Board adopts an Executive Incentive Plan for a fiscal year, the HRC Committee sets performance objectives for payments under the Plan that are reviewed by the full Board of Directors.

The Board of Directors adopted an Executive Incentive Plan for fiscal 2007. The HRC Committee established target bonuses for the Chief Executive Officer and the other executive officers and performance goals for the Executive Incentive Plan for fiscal 2007 based on target financial and strategic performance goals that align the named executive officers’ incentives with Merix’ business plan for fiscal 2007. While these goals may vary in difficulty, the HRC Committee intends to select goals that are of the highest importance to Merix, will require significant effort to accomplish and will result in direct benefit to Merix’ shareholders.

For fiscal 2007, the HRC Committee determined that a portion of the target bonuses for the Chief Executive Officer and the other executive officers would be paid based on the achievement of target levels of consolidated revenue of $425 million, net income of $28.3 million and free cash flow of $42.8 million, a portion of which would be paid based on achievement of targeted levels of earnings before income taxes, depreciation and amortization (EBITDA) from Asian operations of $11.4 million and the remaining portion of the target bonuses would be paid based on the achievement of annual objectives with respect to Merix’ ERP system implementation. The annual objectives with respect to Merix’ ERP system implementation were expected to be very difficult for the named executive officers to accomplish, but the HRC Committee expected that it was likely that they would be achieved.

The target bonus amount (stated as a percentage of annual base salary) and the portion of that bonus amount that would be earned with respect to each performance goal for each named executive officer is set forth below. The fiscal 2007 Executive Incentive Plan did not provide for any bonus payments for performance below target, or any additional payments for performance above target.

Name and Title			Fiscal 2007 Target Bonus Allocation
	Fiscal 2007 Base Salary	Fiscal 2007 EIP Cash Incentive Target	Net Income	Asian Operations EBITDA	Successful Implementation of ERP System	Revenue	Free Cash Flow
Michael D. Burger President and Chief Executive Officer	$600,000	N/A	N/A	N/A	N/A	N/A	N/A
Mark R. Hollinger Former President and Chief Executive Officer	$370,000	100%	30%	25%	25%	10%	10%
William C. McCormick Interim President and Chief Executive Officer	$252,000	N/A	N/A	N/A	N/A	N/A	N/A
Kelly E. Lang Executive Vice President, Finance and Chief Financial Officer	$265,000	60%	18%	15%	15%	6%	6%
Daniel T. Olson CEO, Merix Asia	$280,000	70%	21%	7%	7%	17.5%	17.5%
Chris L. Remy Executive Vice President of Global Supply Chain & IT	$240,000	60%	18%	15%	15%	6%	6%
R. Steven Robinson Executive Vice President, Global Operations	$325,000	100%	30%	25%	25%	10%	10%

Not all of the performance objectives approved by the HRC Committee for Merix’ fiscal 2007 Executive Incentive Plan were met. For fiscal 2007, Merix achieved consolidated revenue of $400.5 million, net loss of $79.2 million and free cash flow of $6.6 million, which did not meet the target performance established by the HRC Committee, and the named executive officers did not receive any amounts for that portion of the named executive officers’ target bonuses. For fiscal 2007, Merix achieved earnings before income taxes, depreciation and amortization (EBITDA) from Asian operations of $(67.8) million which did not meet the target performance established by the HRC, and the named executive officers did not receive any amounts for that portion of the named executive officers’ target bonuses. The annual objectives with respect to Merix’ ERP system implementation were achieved and, based on this performance, each of Mr. Lang, Mr. Remy and Mr. Robinson received an annual bonus payment for fiscal 2007 under the Executive Incentive Plan for this portion of his respective target bonus amount.

Long Term Incentive Compensation—Equity Compensation. Merix’ Chief Executive Officer and other named executive officers are eligible to receive equity compensation awards under Merix’ 2006 Equity Incentive Plan, which was approved by the shareholders at the 2006 annual meeting of shareholders in October 2006 and replaced the Merix 1994 Stock Incentive Plan effective on that date.

The HRC Committee makes equity compensation awards to the named executive officers based on individual performance and contribution to Merix’ strategic success. In determining the size of awards, the HRC Committee considers market data for comparable positions at peer companies, the number of share and percentage ownership of Merix represented by the shares, potential dilution represented by the awards and the valuation and expense associated with the awards. Merix’ equity compensation plans help link executive and employee compensation to the achievement of Merix’ long-term business strategies and provide a long-term focus and align executive and employee interests with the interests of Merix shareholders.

The HRC Committee approves all grants of equity compensation to Merix’ executive officers. The HRC Committee generally approved equity compensation awards at regularly scheduled meetings. Grants of equity compensation to other Merix employees are approved by Merix Chief Executive Officer acting pursuant to authority delegated by the HRC Committee, which includes specific limitations on the size of awards by job position. All equity compensation grants are approved on or before their respective grant dates and priced at the closing price of Merix’ common stock on the date of grant.

In connection with Merix adopting FAS 123(R), which became effective for fiscal 2007, the HRC Committee determined that Merix’ equity compensation program will no longer be a broad-based program and equity compensation awards will be reserved for key contributors only. In addition, the HRC Committee determined for fiscal 2007 to award stock options to the Chief Executive Officer and other executive officers with vesting based on the achievement of specific performance goals that expire if such goals are not achieved, in addition to stock options and restricted stock awards with time-based vesting. The HRC Committee intends the stock options primarily as an incentive tool, while the restricted stock provides more of a retention benefit.

In fiscal 2007 the HRC Committee granted performance-vesting options for named executive officers that vest with respect to 25% of the shares subject to the options on the achievement of specified EBITDA targets. For fiscal year 2007 the EBITDA target was $57.4 million, and Merix’ actual EBITDA was $(44.3) million, so 25% of the option failed to vest and expired. The goals for fiscal years 2008 through 2010 will be very difficult to accomplish and the named executive officers are not likely to achieve them.

Stock Ownership Guidelines for Executive Officers

In October 2006 the Human Resources Compensation Committee adopted stock ownership guidelines for Merix’ executive officers. Under those guidelines, executive officers will be expected to build a position of actual stock ownership over five years after October 2006, for continuing executive officers, and after start of employment as an executive officer, for executive officers who commence employment after October 2006, with a value of at least the value of his or her annual base salary, for executive officers other than the chief executive officer, and with a value of at least two times the value of his or her annual base salary, for the chief executive officer.

Corporate Tax Deduction on Compensation in Excess of $1 Million per Year

Section 162(m) of the Internal Revenue Code limits to $1,000,000 per person the amount that a company may deduct for compensation paid to its directors, executive officers and its four other most highly compensated executive officers. Merix anticipates that the levels of salary and bonus it pays will not generally exceed that limit. Under Section 162(m) regulations, the $1,000,000 cap on deductibility does not apply to qualified performance-based compensation, which includes compensation received through the exercise of stock options and other qualified performance-based compensation that meet certain requirements. Merix’ current policy is generally to grant stock options and other qualified performance-based compensation that meet the deductibility requirements of such regulations, when practicable.

For individual tax purposes, Merix typically permits its named executive officers to tender shares to cover taxes resulting from the vesting of restricted stock awards. We do not generally provide tax assistance for tax obligations with respect to amounts earned by named executive officers under other types of equity compensation, the Executive Incentive Plan or other elements of compensation. However, in fiscal 2007 Merix reimbursed Mr. Olson for income taxes he paid while living outside of the United States.

Pre-Set Diversification Plans

Merix permits its executive officers to enter into pre-set diversification plans established according to Rule 10b5-1 under the Securities Exchange Act with an independent broker-dealer to enable them to recognize the value of their compensation and diversify their holdings of our stock during periods in which they might otherwise not be able to buy or sell our stock because important information about us had not been publicly released. These plans include specific instructions for the broker to exercise options or sell stock on behalf of the executive officer if our stock price reaches a specified level or certain events occur. The executive officer no longer controls the decision to exercise or sell the securities in the plan. Generally, when our executive officers establish these plans they are publicly disclosed in a current report to the SEC. Currently, no named executive officers have Rule 10b5-1 plans in place.

Change-in-Control Severance Payments

Merix has entered into written agreements with its named executive officers pursuant to which they will receive severance benefits in the event their employment terminates other than for cause or as a result of death or disability and additional severance benefits in the event their employment terminates within 24 months following a change in control of Merix. Merix entered into these agreements to induce these executives to remain employed and focused on the best interests of our shareholders, including in the event of a change in control. These potential payments are discussed further below.

FISCAL 2007 SUMMARY COMPENSATION TABLE

The following table sets forth information regarding compensation for each of Merix’ named executive officers for fiscal 2007. All numbers are rounded to the nearest dollar.

Name and Principal Position	Salary ($)	Bonus ($)		Stock Awards ($)(9)	Option Awards ($)(10)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)		Total ($)
Michael D. Burger President and Chief Executive Officer	$50,769	$720,000	(1)	$23,854	$35,910	—	$1,418	(2)	$831,951

Mark R. Hollinger Former President and Chief Executive Officer	$289,967	—		$244,585	$218,426	—	$614,026	(3)	$1,367,004

William C. McCormick Interim President and Chief Executive Officer	$76,569	—		$9,997	$32,889	—	$42,832	(4)	$162,287

Kelly E. Lang Executive Vice President, Finance and Chief Financial Officer	$220,234	$85,064	(1)	$21,524	$162,970	$39,750	$20,998	(5)	$550,540

Daniel T. Olson CEO, Merix Asia	$305,462	—		$48,849	$70,691	—	$354,928	(6)	$779,930

R. Steven Robinson Executive Vice President Global Operations	$293,077	—		$34,752	$58,369	$81,250	$13,393	(7)	$480,841

Chris L. Remy Executive Vice President Global Supply and IT	$241,900	$42,543	(1)	$32,264	$178,368	$36,000	$23,421	(8)	$554,496

(1)	Consists of a hiring bonus.

(2)	Consists of Group Term Life Insurance and medical, dental and life insurance premiums.

(3)	Consists of contributions by Merix under its 401(k) Plan, Group Term Life Insurance, medical, dental and life insurance premiums and $599,878 in severance.

(4)	Consists of $42,500 in compensation for board and committee services, medical, dental and life insurance premiums and Group Term Life Insurance.

(5)	Consists of contributions by Merix under its 401(k) Plan, medical, dental and life insurance premiums and Group Term Life Insurance.

(6)	Consists of contributions by Merix under its 401(k) Plan, Group Term Life Insurance, $14,302.38 for medical, dental and life insurance premiums, $24,000 for cost of living allowance, $1,000 for tax return preparation fees, $208,947 for housing and utilities, $1,160.25 for medical expenses, $874.42 for cost of visas for family, $53,319.23 for airfare for family, $1,105.13 for transportation costs for child to attend school, $2,329.74 for club memberships, $23,356.79 reimbursement for Hong Kong income taxes, $13,140.54 reimbursement for loss on sale of boat and $4,773.88 reimbursement for FICA taxes.

(7)	Consists of contributions by Merix under its 401(k) Plan, Group Term Life Insurance and $16,130.92 for medical, dental and life insurance premiums.

(8)	Consists of contributions by Merix under its 401(k) Plan, Group Term Life Insurance and $15,996.19 for medical, dental and life insurance premiums.

(9)	These amounts reflect the expense taken in fiscal 2007 for restricted stock awards, disregarding an estimate of forfeitures related to vesting conditions. Accounting costs are determined, as required, under FAS 123(R). For a discussion of the assumptions we apply in calculating these amounts, see Note 14 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended May 26, 2007.

(10)	These amounts reflect the expense taken in fiscal 2007 for stock option awards, disregarding an estimate of forfeitures related to vesting conditions. Accounting costs are determined, as required, under FAS 123(R). For a discussion of the assumptions we apply in calculating these amounts, see Note 14 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended May 26, 2007.

FISCAL 2007 GRANTS OF PLAN-BASED AWARDS

The following table provides information regarding grants of plan-based awards for each of Merix’ named executive officers for fiscal 2007.

Name	Type of Award	Grant Date	Approval Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Possible Payouts Under Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
				Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Michael D. Burger	Executive Incentive Plan			—	$720,000	—
	non- qualified stock option	4/26/2007	4/16/2007								270,000	$7.75	$939,492
	restricted stock	4/26/2007	4/16/2007							150,000			$1,162,500
Mark R. Hollinger	Executive Incentive Plan			—	$370,000	—
	non- qualified stock option	7/14/2006	7/13/2006				—	75,000	—			$11.13	$457,052
	restricted stock	7/14/2006	7/13/2006							25,000		$11.13	$278,250
	restricted stock	2/16/2007	2/16/2007							15,000		$9.05	$135,750
William C. McCormick(2)	non- qualified stock option	9/23/2006	1/5/2006								5,000	$13.62	$36,662
	restricted stock	9/23/2006	1/5/2006							734		$13.62	$9,997
Kelly E. Lang	Executive Incentive Plan			—	$159,000	—
	non- qualified stock option	7/31/2006	7/31/2006								75,000	$10.51	$432,204
	restricted stock	7/31/2006	7/31/2006								10,000	$10.51	$105,100
Daniel T. Olson	Executive Incentive Plan			—	$196,000	—
	non- qualified stock option	7/14/2006	7/13/2006				—	20,000	—			$11.13	$121,881
	restricted stock	7/14/2006	7/13/2006							6,500		$11.13	$72,345

Name	Type of Award	Grant Date	Approval Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Possible Payouts Under Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
				Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
R. Steven Robinson	Executive Incentive Plan			—	$325,000	—
	non- qualified stock option	7/14/2006	7/13/2006				—	20,000	—			$11.13	$121,881
	restricted stock	7/14/2006	7/13/2006							6,500		$11.13	$72,345
Chris L. Remy	Executive Incentive Plan			—	$144,000	—
	non- qualified stock option	7/14/2006	7/13/2006				—	15,000	—			$11.13	$91,410
	restricted stock	7/14/2006	7/13/2006							5,000		$11.13	$55,650

(1)	Awards included in these columns provide for only a single estimated payout, which amount is reported in the Target column.

(2)	Mr. McCormick received these awards for his services as a non-employee director as described in the Director Compensation section above.

Discussion of Summary Compensation Table and Grants of Plan-Based Awards Table

The following narrative discusses the material information necessary to understand the information in the tables above. Michael D. Burger commenced employment as Merix’ Chief Executive Officer effective April 30, 2007. William C. McCormick served as interim Chief Executive Officer from January 9, 2007, the effective date of the resignation of Mark R. Hollinger, Merix’ former Chief Executive Officer.

Merix has entered into an Executive Severance and Noncompetition Agreement with each of its named executive officers that provides for the severance and change in control benefits described under the heading “Severance and Change of Control Agreements” below. Because Mr. Hollinger’s employment terminated other than for cause, death or disability, he received a lump sum severance payment equal to: his annual base salary; an amount equal to the cost of extending his health benefits for 18 months under COBRA continuation laws; $12,500 towards out placement benefits; and 50% of his target bonus amount under Merix’ annual cash Executive Incentive Plan. Merix’ named executive officers are otherwise generally compensated pursuant to informal compensation arrangements that are documented only by an offer letter in substantially the form filed as an exhibit to the Merix Annual Report on Form 10-K for fiscal 2007. However, Mr. Olson’s compensation arrangement with Merix was modified to provide for additional compensation and benefits with respect to his expatriate position as CEO, Merix Asia, which are detailed in his footnote to the Summary Compensation Table, and to provide for a three-month notice requirement for Mr. Olson or Merix to terminate his employment without Cause.

The compensation expense reflected in the Option Awards and Stock Awards columns of the Summary Compensation Table relates to options and restricted stock awards, respectively, granted under the 2006 Equity Incentive Plan, which was adopted by our Board of Directors in August 2006. Options and restricted stock awards granted to Merix’ named executive officers under the 2006 Equity Incentive Plan are nonqualified stock options and generally vest 25% on each of the first four anniversaries of the grant date. However, the options in the Estimated Future Payouts Under Equity Incentive Plan Awards column of the Grants of Plan-Based Awards Table vest 25% on each of the first four anniversaries of the grant date only if specified performance goals are met for that year. The amounts included for Mark Hollinger in the Option Awards and Stock Awards columns of the Summary Compensation Table do not reflect the value of stock options and stock awards that were not vested on his termination of employment and that he forfeited. All the options expire on the earlier of ten years from the date of grant or three months after termination of employment with Merix.

The named executive officers can defer a portion of their compensation under a nonqualified deferred compensation plan as discussed below.

OUTSTANDING EQUITY AWARDS AT 2007 FISCAL YEAR-END

The following table provides information regarding the number and estimated value of outstanding stock options and unvested stock awards held by each of Merix’ named executive officers at 2007 fiscal year-end.

		Option Awards					Stock Awards
		Number of Securities Underlying Unexercised Options (#)					Service-Based Equity Awards
Name	Grant Date	Exercisable(1)	Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Michael D. Burger	4/26/2007	0	270,000		7.75	4/26/2014
	4/26/2007						150,000	1,162,500

Mark R. Hollinger	N/A
	N/A
William C. McCormick(3)	10/21/2000	5,000	0		52.50	10/21/2010
	10/21/2001	2,500	0		15.57	10/21/2011
	10/21/2002	3,750	0		9.30	10/21/2012
	10/21/2003	3,750	1,250		19.30	10/21/2013
	10/21/2004	2,500	2,500		10.30	10/21/2014
	10/21/2005	1,250	3,750		5.53	10/21/2015
	9/23/2006	0	5,000		13.62	9/23/2016

Kelly E. Lang	7/31/2006	0	75,000	(2)	10.51	7/31/2013
	7/31/2006				10.51		10,000	105,100

Daniel T. Olson	8/27/2001	3,750	0		25.90	8/27/08
	10/9/2001	11,250	0		14.37	10/9/2008
	11/26/2001	3,750	0		18.56	11/26/2008
	2/25/2002	3,750	0		16.80	2/25/2009
	6/27/2002	25,000	0		8.57	6/27/2009
	12/19/2002	25,000	0		8.34	12/19/2009
	7/14/2004	8,500	0		9.22	7/14/2011
	7/14/2004						1,750	16,135
	8/12/2005	2,813	0		7.00	8/12/2008
	8/12/2005						2,812	17,406
	8/12/2005	2,813	0		7.50	8/12/2008
	8/12/2005	2,812	0		8.00	8/12/2008
	8/12/2005	2,812	0		8.50	8/12/2008
	1/31/2006	3,750	11,250		8.15	1/31/2013
	1/9/2006						3,750	30,713
	7/14/2006	0	20,000	(2)	11.13	7/14/2013
	7/14/2006						6,500	72,345

R. Steven Robinson	12/9/2004	50,000	0		10.85	12/9/2011
	1/4/2005						1,750	18,533
	4/1/2005	50,000	0		11.13	4/1/2012
	8/12/2005						2,812	17,406
	8/12/2005	2,813	0		7.00	8/12/2008
	8/12/2005	2,813	0		7.50	8/12/2008
	8/12/2005	2,812	0		8.00	8/12/2008
	8/12/2005	2,812	0		8.50	8/12/2008
	2/24/2006	1,375	4,125		9.30	2/24/2013
	2/24/2006						1,312	12,202
	7/14/2006	0	20,000	(2)	11.13	7/14/2013
	7/14/2006						6,500	72,345

Chris L. Remy	2/1/2006	18,750	56,250		8.11	2/1/2013
	2/1/2006						7,500	60,825
	7/14/2006	0	15,000	(2)	11.13	7/14/2013
	7/14/2006						5,000	55,650

(1)	In May 2005, Merix accelerated vesting on all outstanding stock options previously granted with an exercise price greater than $8 per share. Except as otherwise specified, all options vest with respect to 25% of the shares on each of the first four anniversaries of the grant date.

(2)	These options vest 25% on each of the first four anniversaries of the grant date only if specified performance goals are met for the applicable fiscal year.

(3)	Mr. McCormick received these awards for his services as a non-employee director as described in the Director Compensation section above.

FISCAL 2007 OPTION EXERCISES AND STOCK VESTED

The following table provides information regarding stock option exercises and stock awards vesting for each of Merix’ named executive officers during fiscal 2007.

		Option Awards		Stock Awards
Name of Executive Officer	Type of Award	Number of Shares Acquired on Exercise (#)	Value Realized Upon Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized Upon Vesting ($)
Michael D. Burger	N/A

Mark R. Hollinger	Non-qualified option	28,500	$274,745
	Non-qualified option	7,500	$67,800
	Non-qualified option	9,750	$88,921
	Non-qualified option	20,000	$179,486
	Restricted stock			1,250		$14,463
	Restricted stock			1,250		$14,025
	Restricted stock			1,250		$13,913
	Restricted stock			1,250		$13,488
	Restricted stock			2,000		$18,840
	Restricted stock			15,000		$135,750

William C. McCormick	Restricted Stock			923	(1)	$9,997	(1)

Kelly E. Lang	N/A

Daniel T. Olson	Restricted stock			875		$10,124
	Restricted stock			875		$9,818
	Restricted stock			875		$9,739
	Restricted stock			938		$10,121
	Restricted stock			1,250		$11,775

R. Steven Robinson	Restricted stock			938		$10,121
	Restricted stock			875		$8,190
	Restricted stock			438		$3,995

Chris L. Remy	Restricted stock			2,500		$21,750

(1)	Mr. McCormick received this restricted stock award for his services as a non-employee director on the anniversary of his initial election to the Board. These shares are fully vested at grant, but are subject to an agreement between Merix and Mr. McCormick prohibiting the sale or disposition of these shares so long as he remains a Merix director. This agreement also provides that if Mr. McCormick resigns from the Board without the consent of a majority of the Board of Directors then in office, he will forfeit all his restricted stock awards received for services as a director. The value of these shares represents the grant date fair value of approximately $10,000.

FISCAL 2007 NONQUALIFIED DEFERRED COMPENSATION

The following table provides information for each of Merix’ named executive officers regarding nonqualified defined contribution and other deferred compensation plans.

Name	Executive Contributions in Last Fiscal Year ($) (1)	Aggregate Earnings in Last Fiscal Year ($) (2)	Aggregate Balance at Last Fiscal Year End ($)
Michael D. Burger	0	0	0
Mark R. Hollinger	$20,000	$710	$20,710
William C. McCormick	0	0	0
Kelly E. Lang	$1,100	$15	$1,115
Daniel T. Olson	$19,000	$431	$19,431
R. Steven Robinson	0	0	0
Chris L. Remy	$1,900	$43	$1,943

(1)	Executive Contributions are also included in base salary in the Summary Compensation table.

(2)	Under the Merix Corporation Deferred Compensation Plan, which Merix adopted effective September 1, 2006, the named executive officers may defer a portion of their base salaries up to a maximum of 75%. From time to time Merix will credit each participant’s account with interest based on the balance in the account. The applicable interest rate for the first plan year is 6.15%. Merix may determine the interest rate and method used to determine the amount to be credited to each account for subsequent years in its sole and absolute discretion. Each participant will receive payments under this plan in a lump sum in January of the year specified in the participant’s election form. These payments will accelerate in certain circumstances. In the event a participant separates from service, the participant will receive this payment on the later of January of the year following the year in which the separation from service occurs and six months after the separation from service (other than for death or disability). In the event of a change in control of Merix, a participant will receive payment 60 days following the change in control.

FISCAL 2007 POTENTIAL PAYMENTS ON TERMINATION OR CHANGE OF CONTROL

Merix entered into Executive Severance and Noncompetition Agreements with Mr. Hollinger, Mr. Burger, Mr. Lang, Mr. Olson, Mr. Robinson and Mr. Remy pursuant to which the executives will receive severance benefits upon the termination of their employment by Merix other than for cause (as defined below), death or disability. In the event of a termination of employment other than for cause, death or disability, the executive would receive a lump sum payment equal to (i) his annual base pay, (ii) an amount equal to the cost of extending the executive’s health benefits for 18 months after termination under COBRA continuation laws, and (iii) $12,500 towards outplacement benefits. In addition, the executive would receive a lump sum payment equal to the greater of 50% of the executive’s targeted bonus under Merix’ annual cash incentive plan or a prorated amount representing the portion of the plan year during which the executive was a participant. Such payment would be made at the time Merix pays bonuses to all plan participants, unless the executive elects to receive 50% of the targeted bonus, in which case, the payment would be made within 20 days of the election. If an executive is terminated other than for cause, death or disability, or the executive terminates for good reason, within 24 months following a change of control of Merix (as defined below), the executive would receive, in addition to the severance benefits described above, a lump sum payment equal to (i) his annual base salary and (ii) an additional portion of his targeted cash bonus such that he receives 100% of the targeted bonus in total. In addition, Merix would maintain a life insurance policy for the benefit of the executive for a period of 18 months with coverage equal to two times his annual salary, or, at the executive’s election, pay him a lump sum equal to the cost of the premiums Merix would pay to maintain such coverage. The executive would also receive accelerated vesting of all stock options and bonus stock awards and extension of the option exercise period until two years following the date of termination. Such benefits would be capped, if necessary, to prevent the payments from becoming “parachute payments” under Section 280G(b)(2) of the Code. Such benefits would not be payable if termination of employment is due to cause, disability, death or voluntary action of the executive other than for good reason (as defined below). Payment of benefits following a change of control is conditioned on the executive’s agreement to continue his employment (if so requested) for a period of up to six months following the change of control. Each executive agreed to certain noncompetition, nonsolicitation and confidentiality covenants in favor of Merix and to execute a release of claims as a condition of the receipt of termination benefits.

“Cause” is generally defined as (a) the willful and continued failure to perform substantially the executive’s reasonable assigned duties (except a failure resulting from incapacity due to physical or mental illness) after a demand for performance has been delivered to the executive that specifies the manner of nonperformance, or (b) the willful engagement in illegal conduct materially injurious to Merix. Termination of employment does not include assignment of the executive to different responsibilities consistent with the executive’s area of professional expertise.

“Change of Control” is generally defined as (i) a shareholder-approved merger or share exchange, in which Merix is either not the surviving corporation or the shares of Merix common stock are converted into cash, securities or other property (other than a merger or share exchange in which the holders of Merix’ common stock maintain their proportionate ownership following the transaction), or a shareholder-approved sale of all or substantially all of the assets of Merix, (ii) a tender or exchange offer (other than one made by Merix) for shares of our common stock resulting in the offeror owning 20% or more of the voting power of the outstanding securities of Merix, (iii) a shareholder (other than the executive) reporting beneficial ownership of 20% or more of the voting power of the outstanding securities of Merix, or (iv) during any 12 month period, individuals constituting a majority of the Board of Directors at the beginning of such period no longer represent a majority of the Board at the end of such period, unless the nomination or election of the new directors was approved by at least two-thirds of the directors still in office who were directors at the beginning of the period.

“Good Reason” is generally defined as (i) the assignment to the executive of a different title, job or responsibilities that results in a decrease in the level of responsibility following the change of control transaction, (ii) a reduction in the executive’s annual base pay following the change of control transaction, (iii) a significant reduction in the executive’s total benefits package following the change of control transaction, (iv) a requirement that the executive relocate more than 50 miles from his business office prior to the change of control transaction, or (v) the failure of a successor to Merix to agree to be bound by the Executive Severance and Noncompetition Agreement.

The following table provides information for each of Merix’ named executive officers regarding potential payments on termination or a change of control. Payments in the table below assume that the triggering event occurred on May 25, 2007, the last business day of our last fiscal year. Mr. McCormick was no longer serving as an executive officer of Merix as of the end of the last fiscal year. Accordingly, information regarding potential payments to Mr. McCormick on termination or a change of control have been excluded from the table below and discussion above. Mr. Hollinger’s employment with Merix terminated during fiscal 2007, and Mr. Olson retired shortly after the end of fiscal 2007. Accordingly, the amounts in the table below represent amounts actually paid to Mr. Hollinger and Mr. Olson.

Name and Title	Benefit	Before Change of Control Termination without Cause and not for death or disability	After Change of Control Termination without Cause and not for death or disability
Michael D. Burger	Cash Severance (salary and target bonus)	$600,000	$1,200,000
President and Chief Executive Officer	Benefits Continuation	$19,878	$19,878
	Outplacement services	$12,500	$12,500
	Life Insurance benefits	—	$3,600
	Restricted Stock (unvested and accelerated)	—	$1,069,500
	Stock Options (unvested and accelerated)	—	$448,740
	Total Value	$632,378	$2,754,218

Mark R. Hollinger (1) Former President and Chief Executive Officer	Cash Severance (salary and target bonus)	$555,000	N/A
	Benefits Continuation	$19,878	N/A
	Outplacement services	$25,000	N/A
	Life Insurance benefits	—	N/A
	Restricted Stock (unvested and accelerated)	$135,750	N/A
	Stock Options (unvested and accelerated)	—	N/A
	Total Value	$735,628	N/A

Kelly E. Lang Executive Vice President, Finance and Chief Financial Officer	Cash Severance (salary and target bonus)	$424,000	$689,000
	Benefits Continuation	$19,878	$19,878
	Outplacement services	$12,500	$12,500
	Life Insurance benefits	—	$1,800
	Restricted Stock (unvested and accelerated)	—	$71,300
	Stock Options (unvested and accelerated)	—	$124,650
	Total Value	$456,378	$919,128

Daniel T. Olson (2) CEO, Merix Asia	Cash Severance (salary and target bonus)	$418,600	N/A
	Benefits Continuation	$21,662	N/A
	Outplacement services	$12,500	N/A
	Life Insurance benefits	—	N/A
	Restricted Stock (unvested and accelerated)	70,174	N/A
	Stock Options (unvested and accelerated)	—	N/A
	Total Value	$522,936	N/A

Name and Title	Benefit	Before Change of Control Termination without Cause and not for death or disability	After Change of Control Termination without Cause and not for death or disability

R. Steven Robinson Executive Vice President, Global Operations	Cash Severance (salary and target bonus)	$650,000	$975,000
	Benefits Continuation	$19,878	$19,878
	Outplacement services	$12,500	$12,500
	Life Insurance benefits	—	$9,720
	Restricted Stock (unvested and accelerated)	—	$88,227
	Stock Options (unvested and accelerated)	—	$40,096
	Total Value	$682,378	$1,145,421

Chris L. Remy	Cash Severance (salary and target bonus)	$384,000	$624,000
Executive Vice President, Global Supply and IT	Benefits Continuation	$19,878	$19,878
	Outplacement services	$12,500	$12,500
	Life Insurance benefits	—	$1,170
	Restricted Stock (unvested and accelerated)	—	$89,125
	Stock Options (unvested and accelerated)	—	$118,418
	Total Value	$416,378	$865,091

(1)	All amounts for Mr. Hollinger represent amounts actually paid in connection with his resignation on February 15, 2007.

(2)	All amounts for Mr. Olson represent amounts actually paid or payable in connection with his retirement effective June 30, 2007. In connection with Mr. Olson’s retirement following the end of fiscal year 2007, Merix modified the severance benefits for Mr. Olson so that he received an additional cash payment equal to three months base salary and a prorated portion of his bonus equal to 35% of the target amount, plus acceleration of vesting on 8,894 shares under his restricted stock awards.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of Ms. Dyess, Mr. Cheung, Mr. Jobe or Mr. Kerckhove, as the four members of the HRC Committee, was at any time during the fiscal year ended May 26, 2007 or at any other time an officer or employee of Merix or (ii) had any relationship requiring disclosure under Item 404 of Regulation S-K. No executive officer of Merix served as a member of the Compensation Committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire Board of Directors) of another entity, or as a director of another entity, where one of the other entity’s executive officers served on the Compensation Committee of Merix or as a director of Merix.

HUMAN RESOURCES COMPENSATION COMMITTEE REPORT

The HRC Committee consists of four independent directors. The HRC Committee has reviewed and discussed the Compensation Discussion and Analysis with management and, based on that review and discussion, the HRC Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in Merix’ Annual Report on Form 10-K for the fiscal year ended May 26, 2007 and Merix’ proxy statement relating to its 2007 annual meeting of shareholders.

Human Resources and Compensation Committee Report Submitted By:

Kirby A. Dyess, Chair
Chee W. Cheung
Donald D. Jobe
George H. Kerckhove

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE REPORT

The Nominating and Corporate Governance Committee consists of three outside directors, none of whom has a material relationship with Merix (either directly, through a family member or as a partner, executive officer or controlling shareholder of any organization that receives or makes payments from or to Merix) and each of whom is independent within the meaning of Merix’ director independence standards, which reflect exactly Nasdaq’s director independence standards.

During fiscal 2007, the Nominating and Corporate Governance Committee adopted a program for director orientation and continuing education. The Nominating and Corporate Governance Committee recommended to the Board the nominees for election as director named in the proxy statement and recommended nominees for appointment by the Board for service on the various committees of the Board of Directors. In addition, during fiscal 2007, the Nominating and Corporate Governance Committee continued to evaluate the effectiveness of the Lead Director position that was established in fiscal 2005. The Nominating and Corporate Governance Committee anticipates meeting approximately four times during fiscal 2008.

Nominating and Corporate Governance Committee Report Submitted By:

William W. Lattin, Chair
Chee Wah Cheung
Donald D. Jobe
Robert C. Strandberg

AUDIT COMMITTEE REPORT

The Audit Committee appoints, determines funding for, oversees and evaluates the independent registered public accounting firm with respect to accounting, internal controls over financial reporting and other matters, and makes other decisions with respect to audit and finance matters. The Audit Committee also pre-approves the retention of the independent registered public accounting firm and fees for all audit and permitted non-audit services provided by the independent registered public accounting firm, and determines whether the provision of non-audit services is compatible with maintaining the independence of the independent registered public accounting firm. All members of the Audit Committee are able to read and understand financial statements and have experience in finance and accounting that provides them with financial sophistication.

Duties and Responsibilities

The Audit Committee operates under a written charter approved by the Board of Directors. Pursuant to authority delegated by the Board of Directors and the Audit Committee’s written charter, the Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to:

•	the integrity of Merix’ financial statements;

•	Merix’ compliance with legal and regulatory requirements;

•	Merix’ systems of internal control over financial reporting as established by management;

•	the independent registered public accounting firm’s qualifications and independence;

•	the performance by Merix’ independent registered public accounting firm;

•	Merix’ internal audit activities and processes;

•	Merix’ auditing, accounting and financial reporting processes generally; and

•	compliance with Merix’ ethical standards for senior financial officers and all personnel.

In fulfilling its duties, the Audit Committee maintains free and open communication with the Board, the independent registered public accounting firm, financial management and all employees.

In connection with these responsibilities, the Audit Committee met with management to review and discuss Merix’ audited financial statements. The Audit Committee also discussed with the independent registered public accounting firm the matters required by the Statement on Auditing Standards (“SAS”) No. 61, Communications with Audit Committee. The Audit Committee also received from the independent registered public accounting firm the written disclosures and the letter required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with its independent registered public accounting firm that firm’s independence.

Fiscal 2007 Audit

Based on the reviews and discussions described above, the Audit Committee recommended that the Board of Directors include the audited financial statements in Merix’ Annual Report on Form 10-K filed with the SEC for the year ended May 26, 2007.

Audit Committee Report Submitted By:

George H. Kerckhove, Chair

Robert C. Strandberg

Donald D. Jobe

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows common stock ownership on July 31, 2007, except as otherwise noted, by:

•	each person who beneficially owned more than 5% of Merix common stock on that date,

•	each of the executive officers named in the Summary Compensation Table on page 32 and each of the current Merix directors, and

•	all current Merix executive officers and Merix directors as a group.

The number of shares beneficially owned by each entity or person is determined under the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has the sole or shared voting power or investment power and also any shares that the individual has the right to acquire as of September 29, 2007 through the exercise of any stock option or other right.

Name and Address of Beneficial Owner	Amount of Beneficial Ownership		Percent of Class
FMR Corp 82 Devonshire Street Boston, MA 02109	3,125,600	(1)	15.13%
6th Avenue Investment Management Co. LLC formerly Security Management Co. LLC 1 Security Benefit Place Topeka, KS 66636-0001 US	2,216,900	(2)	10.73%
Dimensional Fund Advisors, Inc. 1299 Ocean Avenue 11th floor Santa Monica, CA 90401-1005 US	1,662,073	(3)	8.04%
Barclays Global Investors, NA 45 Fremont Street San Francisco, CA 94105 US	1,636,483	(4)	7.92%
LSV Asset Management 1 N. Wackner Drive, Suite 4000 Chicago, IL 60606	1,451,500	(5)	7.03%
Paradigm Capital Management, Inc. Nine Elk Street Albany, NY 12207	1,391,225	(6)	6.73%
Royce & Associates LLC 1414 Avenue of the Americas 9th floor New York, NY 10019-2578 US	1,244,500	(7)	6.02%
Michael D. Burger	175,000	(8)	*
Mark R. Hollinger	30,584	(9)	*
Kelly E. Lang	35,484	(10)	*
R. Steven Robinson	133,563	(11)	*
Daniel T. Olson	113,351	(12)	*
Chris L. Remy	40,539	(13)	*
Robert C. Strandberg	72,297	(14)	*
William W. Lattin	63,510	(15)	*
William C. McCormick	42,484	(16)	*
Chee W. Cheung	8,346	(17)	*

Name and Address of Beneficial Owner	Amount of Beneficial Ownership		Percent of Class
George H. Kerckhove	47,073	(18)	*
Donald D. Jobe	33,562	(19)	*
Kirby A. Dyess	33,234	(20)	*
All current executive officers and directors as a group (12 people)	722,424	(21)	3.45%

*	less than one percent

(1)	Based on a Schedule 13G filed with the SEC on February 14, 2007. A Schedule 13F as of March 31, 2007 reflected beneficial ownership of 1,991,348 shares.

(2)	Based on a Schedule 13G filed with the SEC on February 12, 2007. A Schedule 13F as of March 31, 2007 reflected beneficial ownership of 2,224,100 shares.

(3)	Based on a Schedule 13G/A filed with the SEC on February 9, 2007. A Schedule 13F as of June 30, 2007 reflected beneficial ownership of 1,662,273 shares.

(4)	Based on a Schedule 13G filed with the SEC on January 23, 2007. A Schedule 13F as of March 31, 2007 reflected beneficial ownership of 1,555,912 shares.

(5)	Based on a Schedule 13F as of March 31, 2007, filed with the SEC on May 15, 2007.

(6)	Based on a Schedule 13G filed with the SEC on February 14, 2007. A Schedule 13F as of March 31, 2007 reflected beneficial ownership of 384,625 shares.

(7)	Based on a Schedule 13G filed with the SEC on January 23, 2007. A Schedule 13F as of March 31, 2007 reflected beneficial ownership of 1,290,200 shares.

(8)	Consists of 175,000 shares of unvested restricted stock.

(9)	Includes 5,109 shares held in trust for Mr. Hollinger’s children.

(10)	Consists of options to purchase 18,750 shares and 14,000 shares of unvested restricted stock.

(11)	Includes options to purchase 112,625 shares and 16,374 shares of unvested restricted stock.

(12)	Includes options to purchase 96,000 shares.

(13)	Includes options to purchase 18,750 shares and 17,750 shares of unvested restricted stock.

(14)	Includes options to purchase 67,500 shares.

(15)	Includes options to purchase 62,500 shares.

(16)	Includes options to purchase 20,000 shares.

(17)	Includes options to purchase 5,000 shares.

(18)	Includes options to purchase 37,500 shares.

(19)	Includes options to purchase 32,500 shares.

(20)	Includes options to purchase 32,500 shares.

(21)	Includes options to purchase 416,500 shares and 248,186 shares of unvested restricted stock.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires Merix’ executive officers, directors and holders of more than 10% of Merix common stock to file reports of ownership and changes in ownership with the SEC. Merix believes that during its fiscal year ended May 26, 2007, all reports required under Section 16(a) were timely filed, except that Thomas R. Ingham inadvertently filed one late report on Form 4 to report one transaction; and Robert C. Strandberg inadvertently filed one late report on Form 4 to report one transaction.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Kelly E. Lang
Kelly E. Lang
Executive Vice President, Finance and Chief Financial Officer

Beaverton, Oregon

August 27, 2007

APPENDIX A

MERIX CORPORATION

2007 EMPLOYEE STOCK PURCHASE PLAN

The Merix Corporation 2007 Employee Stock Purchase Plan is comprised of two subplans as set forth below: the Merix Corporation U.S. Employee Stock Purchase Plan and the Merix Corporation International Employee Stock Purchase Plan.

A total of 750,000 shares of the Common Stock of Merix Corporation are reserved for sale and authorized for issuance pursuant to the Merix Corporation 2007 Employee Stock Purchase Plan comprised of the Merix Corporation U.S. Employee Stock Purchase Plan and the Merix Corporation International Employee Stock Purchase Plan. Such number of shares is subject to adjustment as set forth in Section 9 of each subplan. Shares of Common Stock to be issued under the Plan shall be authorized and unissued shares.

MERIX CORPORATION

U.S. EMPLOYEE STOCK PURCHASE PLAN

SECTION 1. PURPOSE

The purpose of this Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company. It is the intention of the Company to have the Plan qualify as an “employee stock purchase plan” under section 423 of the Code. The provisions of this Plan, accordingly, shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

SECTION 2.    DEFINITIONS

Certain terms used in this Plan have the meanings set forth in Appendix A.

SECTION 3.    ELIGIBILITY REQUIREMENTS

3.1	Initial Eligibility

Except as provided in Section 3.2, each Employee shall become eligible to participate in the Plan in accordance with Section 4 on the first Enrollment Date on or following the later of (a) the Employee’s first day of employment; or (b) the Effective Date. Participation in the Plan is entirely voluntary.

3.2	Limitations on Eligibility

The following Employees are not eligible to participate in the Plan:

(a) Employees whose customary employment is twenty-four (24) hours or less per week; and

(b) Employees who, immediately upon purchasing Shares under the Plan, would own directly or indirectly, an aggregate of five percent (5%) or more of the total combined voting power or value of all outstanding shares of all classes of stock of the Company or any Subsidiary (and for purposes of this paragraph, the rules of Section 424(d) of the Code shall apply, and stock which the Employee may purchase under outstanding options shall be treated as stock owned by the Employee).

SECTION 4.    ENROLLMENT

Any Eligible Employee may enroll in the Plan for any Offering Period by completing and signing an enrollment election form or by such other means as the Committee shall prescribe and submitting such enrollment election to the Company in accordance with procedures established by the Committee on or before the Cut-Off Date with respect to such Offering Period. Unless otherwise determined by the Committee, the enrollment election and the designated rate of payroll deduction shall continue for future Offering Periods unless the Participant changes or cancels the enrollment election or designated rate of payroll deduction prior to the Cut-Off Date.

SECTION 5.    GRANT OF OPTIONS ON ENROLLMENT

5.1	Option Grant

Enrollment by an Eligible Employee in the Plan as of an Enrollment Date will constitute the grant by the Company to such Participant of an option on such Enrollment Date to purchase Shares from the Company pursuant to the Plan.

5.2	Option Expiration

An option granted to a Participant pursuant to this Plan shall expire, if not terminated for any reason first, on the earliest to occur of: (a) the end of the Offering Period in which such option was granted; (b) the completion of the purchase of Shares under the option under Section 7; or (c) the date on which participation of such Participant in the Plan terminates for any reason.

5.3	Purchase of Shares

An option granted to a Participant under the Plan shall give the Participant a right to purchase on a Purchase Date the largest number of whole Shares, as determined by the Committee, which the funds accumulated in the Participant’s Account as of such Purchase Date will purchase at the applicable Purchase Price; provided, however, that the Committee may, in its discretion, limit the number of Shares purchased by each Participant in any Purchase Period.

Notwithstanding anything to the contrary herein, to the extent required by Section 423 of the Code, no Employee shall be granted an option under the Plan (or any other plan of the Company or a Subsidiary intended to qualify under Section 423 of the Code) which would permit the Employee to purchase Shares under the Plan (and such other plan) in any calendar year with a Fair Market Value (determined at the time such option is granted) in excess of $25,000 and any payments made by a Participant in excess of this limitation shall be returned to the Participant in accordance with procedures established by the Committee.

SECTION 6.    PAYMENT

The Committee may designate the time and manner for payment of Shares to be purchased during the Purchase Period, including, but not limited to, through payroll deductions from Eligible Compensation, the terms and conditions of which are designated by the Committee. Payment amounts shall be credited on a bookkeeping basis to a Participant’s Account under this Plan. All payment amounts may be used by the Company for any purpose and the Company shall have no obligation to segregate such funds. No interest accrues on payments by Participants.

SECTION 7.    PURCHASE OF SHARES

7.1	Option Exercise

Any option held by the Participant which was granted under this Plan and which remains outstanding as of a Purchase Date shall be deemed to have been exercised on such Purchase Date for the number of whole Shares, as determined by the Committee, which the funds accumulated in the Participant’s Account as of the Purchase Date will purchase at the applicable Purchase Price (but not in excess of the number of Shares for which options have been granted to the Participant pursuant to Section 5.3). Options for other Shares for which options have been granted which are not purchased on the last Purchase Date during the Offering Period shall terminate. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such Shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed. As a condition to the exercise of an option, the Committee may require the person exercising such option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares.

7.2	Refund of Excess Amount

If, after a Participant’s exercise of an option under Section 7.1, an amount remains credited to the Participant’s Account as of a Purchase Date, then the remaining amount shall be (a) if no further Purchase

Periods are immediately contemplated by the Committee, distributed to the Participant as soon as administratively feasible, or (b) if another Purchase Period is contemplated by the Committee, carried forward in the Account for application to the purchase of Shares on the next following Purchase Date.

7.3	Employees of Subsidiary

In the case of Participants employed by a Designated Subsidiary, the Committee may provide for Shares to be sold through the Subsidiary to such Participants, to the extent consistent with Section 423 of the Code.

7.4	Pro Rata Allocation

If the total number of Shares for which options are or could be exercised on any Purchase Date in accordance with this Section 7, when aggregated with all Shares for which options have been previously exercised under this Plan, exceeds the maximum number of Shares reserved in Section 12, the Company may, in accordance with Section 12, allocate the Shares available for delivery and distribution in the ratio that the balance in each Participant’s Account bears to the aggregate balances of all Participants’ Accounts, and the remaining balance of the amount credited to the Account of each Participant under the Plan shall be returned to him or her as promptly as possible.

7.5	Notice of Disposition

If a Participant or former Participant sells, transfers, or otherwise makes a disposition of Shares purchased pursuant to an option granted under the Plan if such Participant or former Participant is subject to United States federal income tax, then such Participant or former Participant shall notify the Company or the Employer in writing of such sale, transfer or other disposition within ten (10) days of the consummation of such sale, transfer, or other disposition. Without limitation on the Participant or former Participant’s ability to sell, transfer or otherwise make a disposition of Shares and without limitation on Section 11.2, Participants and former Participants must maintain any Shares purchased pursuant to an option granted under the Plan within two (2) years after the date such option is granted or within one (1) year after the date such Shares were transferred to the Participant at the broker designated by the Committee, unless the Committee determines otherwise.

SECTION 8.    WITHDRAWAL FROM THE PLAN,

TERMINATION OF EMPLOYMENT, AND LEAVE OF ABSENCE

8.1	Withdrawal From the Plan

A Participant may withdraw all funds accumulated in the Participant’s Account from the Plan during any Purchase Period by delivering a notice of withdrawal to the Company or the Employer (in a manner prescribed by the Committee) at any time up to but not including the thirty (30) days prior to the Purchase Date next following the date such notice of withdrawal is delivered, or at such shorter time in advance of such Purchase Date as the Committee may permit. If notice of complete withdrawal as described in the preceding sentence is timely received, all funds then accumulated in the Participant’s Account shall not be used to purchase Shares, but shall instead be distributed to the Participant as soon as administratively feasible and the Company or the Employer will cease the Participant’s payroll withholding for the Plan in accordance with timing and other procedures established by the Committee. An Employee who has withdrawn during a Purchase Period may not return funds to the Company or the Employer during the same Purchase Period and require the Company or the Employer to apply those funds to the purchase of Shares. Any Eligible Employee who has withdrawn from the Plan may, however, re-enroll in the Plan on the next subsequent Enrollment Date, if any.

8.2	Termination of Participation

Participation in the Plan terminates immediately following the end of the Purchase Period during which a Participant ceases to be employed by the Company or the Employer for any reason whatsoever or otherwise ceases to be an Eligible Employee. Notwithstanding the preceding sentence, such Participant may elect to withdraw from the Plan in accordance with Section 8.1 and the procedures prescribed by the Committee.

8.3	Leaves of Absence

If a Participant takes a leave of absence, such Participant shall have the right, in accordance with procedures prescribed by the Committee, to elect to withdraw from the Plan in accordance with Section 8.1. To the extent determined by the Committee or required by Section 423 of the Code, certain leaves of absence may be treated as cessations of employment for purposes of the Plan.

SECTION 9.    ADJUSTMENTS UPON CHANGES IN CAPITALIZATION,

DISSOLUTION, LIQUIDATION, MERGER OR ASSET SALE

9.1	Adjustments Upon Changes in Capitalization

Subject to any required action by the shareholders of the Company, the right to purchase Shares of Common Stock covered by a current Offering Period and the number of Shares which have been authorized for issuance under the Plan for any future Offering Period, the maximum number of Shares each Participant may purchase each Offering Period (pursuant to Section 5.3 hereof), as well as the price per Share and the number of Shares covered by each right under the Plan which have not yet been purchased shall be proportionately adjusted in the sole discretion of the Committee for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, extraordinary cash dividend, combination or reclassification of the Common Stock, or recapitalization, reorganization, consolidation, split-up, spin-off, or any other increase or decrease in the number of Shares effected without receipt of consideration by the Company. Except as expressly provided otherwise by the Committee, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares.

9.2	Adjustment Upon Dissolution, Liquidation, Merger or Asset Sale

Without limitation on the preceding provisions, in the event of any dissolution, liquidation, merger, consolidation, sale of all or substantially all of the Company’s outstanding voting securities, sales, lease, exchange or other transfer of all or substantially all of the Company’s assets, or any similar transaction as determined by the Committee in its sole discretion, the Committee may make such adjustment it deems appropriate to prevent dilution or enlargement of rights in the number and class of Shares which may be delivered under Section 12, in the number, class of or price of Shares available for purchase under the Plan and in the number of Shares which a Participant is entitled to purchase and any other adjustments it deems appropriate. Without limiting the Committee’s authority under this Plan, in the event of any such transaction, the Committee may elect to have the options hereunder assumed or such options substituted by a successor entity, to terminate all outstanding options either prior to their expiration or upon completion of the purchase of Shares on the next Purchase Date, to shorten the Offering Period by setting a new Purchase Date, or to take such other action deemed appropriate by the Committee.

SECTION 10.    DESIGNATION OF BENEFICIARY

Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom the amount in his or her Account is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Committee during the Participant’s lifetime. In the absence of any such designation, any Account balance remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.

SECTION 11.    ADMINISTRATION

11.1	Administration by Committee

The Plan shall be administered by the Committee. The Committee shall have the authority to delegate duties to officers, directors or employees of the Company.

11.2	Authority of Committee

The Committee shall have the full and exclusive discretionary authority to construe and interpret the Plan and options granted under it; to establish, amend, and revoke rules and regulations for administration of the Plan (including, without limitation, the determination and change of Offering Periods, Purchase Periods and payment procedures, the requirement that Shares be held by a specified broker, and the establishment of the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars); to determine all questions of eligibility, disputed claims and policy that may arise in the administration of the Plan; to make any changes to the Plan or its operations to reduce or eliminate any unfavorable legal, accounting or other consequences to the extent deemed appropriate by the Committee; and, generally, to exercise such powers and perform such acts as the Committee deems necessary or expedient to promote the best interests of the Company, including, but not limited to, designating from time to time which Subsidiaries of the Company shall be part of the Employer. The Committee’s determinations as to the interpretation and operation of this Plan shall be final and conclusive and each action of the Committee shall be binding on all persons.

In exercising the powers described in the foregoing paragraph, the Committee may adopt special or different rules for the operation of the Plan including, but not limited to, rules which allow employees of any foreign Subsidiary to participate in, and enjoy the tax benefits offered by, the Plan; provided that such rules shall not result in any grantees of options having different rights and/or privileges under the Plan in violation of Section 423 of the Code nor otherwise cause the Plan to fail to satisfy the requirements of Section 423 of the Code and the regulations thereunder.

11.3	Administrative Modifications

The Plan provisions relating to the administration of the Plan may be modified by the Committee from time to time as may be desirable to satisfy any requirements of or under the federal securities and/or other applicable laws of the United States, to obtain any exemption under such laws, or to reduce or eliminate any unfavorable legal, accounting or other consequences or for any other purpose deemed appropriate by the Committee.

SECTION 12.    NUMBER OF SHARES

Subject to adjustment as set forth in Section 9,750,000 Shares are reserved for sale and authorized for issuance pursuant to the Merix Corporation 2007 Employee Stock Purchase Plan, and therefore, the number of Shares authorized for issuance pursuant to the Plan is 750,000 Shares less the number of Shares issued pursuant to the Merix Corporation International Employee Stock Purchase Plan. If any option granted under the Plan shall for any reason terminate without having been exercised, the Shares not purchased under such option shall again become available for the Merix Corporation 2007 Employee Stock Purchase Plan. If on a given Purchase Date, the number of Shares with respect to which options are to be exercised exceeds the number of Shares then available under the Plan, the Committee shall make a pro rata allocation of the Shares remaining available for purchase in as uniform a manner as shall be practical and as it shall determine to be equitable.

SECTION 13.    MISCELLANEOUS

13.1	Restrictions on Transfer

Options granted under the Plan to a Participant may not be exercised during the Participant’s lifetime other than by the Participant. Neither amounts credited to a Participant’s Account nor any rights with respect to the exercise of an option or to receive stock under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way by the Participant other than by will or the laws of descent and distribution. Any such attempted assignment, transfer, pledge, or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw from the Plan in accordance with Section 8.1.

13.2	Administrative Assistance

If the Committee in its discretion so elects, it may retain a brokerage firm, bank, or other financial institution to assist in the purchase of Shares, delivery of reports, or other administrative aspects of the Plan. If the Committee so elects, each Participant shall (unless prohibited by applicable law) be deemed upon enrollment in the Plan to have authorized the establishment of an account on his or her behalf at such institution. Shares purchased by a Participant under the Plan shall be held in the Account in the Participant’s name, or if the Participant so indicates in the enrollment form, in the Participant’s name together with the name of his or her spouse in joint tenancy with right of survivorship or spousal community property, or in certain forms of trust approved by the Committee.

13.3	Treatment of Non-U.S. Participants

Participants who are employed by non-U.S. Designated Subsidiaries, who are paid in foreign currency, and who contribute foreign currency to the Plan through contributions or payroll deductions will have such contributions converted to U.S. dollars. The exchange rate and method for such conversion will be determined as prescribed by the Committee. In no event will any procedure implemented for dealing with exchange rate fluctuations that may occur during an Offering Period result in a purchase price below the Purchase Date Price permitted under the Plan. Each Participant shall bear the risk of any currency exchange fluctuations (if applicable) between the date on which any Participant contributions are converted to U.S. dollars and the following Purchase Date.

13.4	Withholding

The Company or any Employer shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company or any member of the Employer, an amount sufficient to satisfy federal, state and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.

13.5	Equal Rights and Privileges

All Eligible Employees shall have equal rights and privileges with respect to the Plan so that the Plan qualifies as an “employee stock purchase plan” within the meaning of Section 423 or any successor provision of the Code and the related regulations. Notwithstanding the express terms of the Plan, any provision of the Plan which is inconsistent with Section 423 or any successor provision of the Code shall without further act or amendment by the Company or the Committee be reformed to comply with the requirements of Section 423 of the Code. This Section 13.5 shall take precedence over all other provisions in the Plan.

13.6	Applicable Law

The Plan shall be governed by the substantive laws (excluding the conflict of laws rules) of the State of Oregon.

13.7	Amendment and Termination

The Board may amend, alter, or terminate the Plan at any time; provided, however, that (1) the Plan may not be amended in a way which will cause rights issued under the Plan to fail to meet the requirements of Section 423 of the Code; and (2) no amendment which would amend or modify the Plan in a manner requiring stockholder approval under Section 423 of the Code or the requirements of any securities exchange on which the Shares are traded shall be effective unless such stockholder approval is obtained. In addition, the Committee may amend the Plan as provided in Section 11.3, subject to the conditions set forth in this Section 13.7.

If the Plan is terminated, the Committee may elect to terminate all outstanding options either prior to their expiration or upon completion of the purchase of Shares on the next Purchase Date, or may elect to permit options to expire in accordance with their terms (and participation to continue through such expiration dates). If the options are terminated prior to expiration, all funds accumulated in Participants’ Accounts as of the date the options are terminated shall be returned to the Participants as soon as administratively feasible.

13.8	No Right of Employment

Neither the grant nor the exercise of any rights to purchase Shares under this Plan nor anything in this Plan shall impose upon the Company or a member of the Employer any obligation to employ or continue to employ any Employee. The right of the Company or a member of the Employer to terminate any Employee shall not be diminished or affected because any rights to purchase Shares have been granted to such Employee.

13.9	Rights as Shareholder

No Participant shall have any rights as shareholder unless and until Shares have been issued to him or her.

13.10	Governmental Regulation

The Company’s obligation to sell and deliver Shares under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance, or sale of such Shares.

13.11	Gender

When used herein, masculine terms shall be deemed to include the feminine, except when the context indicates to the contrary.

13.12	Condition for Participation

As a condition to participation in the Plan, Eligible Employees agree to be bound by the terms of the Plan (including, without limitation, the notification and holding requirements of Section 7.5) and the determinations of the Committee.

APPENDIX A

DEFINITIONS

As used in the Plan,

“Account” means a recordkeeping account maintained for a Participant to which Participant contributions and payroll deductions, if applicable, shall be credited.

“Board” means the Board of Directors of the Company.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the Human Resources and Compensation Committee or any other committee appointed by the Board.

“Common Stock” means the Common Stock, no par value, of the Company.

“Company” means Merix Corporation, an Oregon corporation.

“Cut-Off Date” means the date established by the Committee from time to time by which enrollment forms must be received prior to an Enrollment Date.

“Designated Subsidiary” means any Subsidiary which has been designated by the Committee from time to time in its sole discretion as eligible to participate in the Plan and which has adopted the Plan with the approval of the Committee in its sole and absolute discretion.

“Eligible Compensation” means all gross earnings, including such amounts of gross earnings as are deferred by an Eligible Employee (a) under a qualified cash or deferred arrangement described in Section 401(k) of the Code or (b) to a plan qualified under Section 125 of the Code.

“Eligible Employee” means an Employee eligible to participate in the Plan in accordance with Section 3.

“Effective Date” means the date the shareholders of the Company approve the Merix Corporation 2007 Employee Stock Purchase Plan.

“Employee” means any individual who is an employee of the Employer for tax purposes.

“Employer” means the Company or any Designated Subsidiary of the Company by which an Employee is employed.

“Enrollment Date” means the first Trading Day of an Offering Period.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, as of any date, the closing sales price for the Common Stock on any given date during regular trading, or if not trading on that date, such price on the last preceding date on which the Common Stock was traded, unless determined otherwise by the Committee using such methods or procedures as it may establish.

“Grant Date” means a date on which an Eligible Employee is granted an option under the Plan pursuant to Section 5.

“Grant Price” means the Fair Market Value of a Share on the Grant Date for such option.

“Offering Period” means the period beginning on the Effective Date and ending on the date designated by the Committee and each period, if any, thereafter designated by the Committee; provided, that each period shall in no event end later than twenty-seven (27) months from the Grant Date. The Offering Period may but need not be the same as the Purchase Period, as determined by the Committee.

“Participant” means an Eligible Employee who has enrolled in the Plan pursuant to Section 4.

“Plan” means this Merix Corporation U.S. Employee Stock Purchase Plan.

“Purchase Date” with respect to a Purchase Period means the last Trading Day in such Purchase Period.

“Purchase Date Price” means the Fair Market Value of a Share on the applicable Purchase Date.

“Purchase Period” means the period beginning on the Effective Date and ending on the date designated by the Committee and each period, if any, thereafter designated by the Committee; provided, that each period shall, in no event end later than twenty-seven (27) months from the Grant Date.

“Purchase Price” means the price designated by the Committee, at which each Share may be purchased under any option, but in no event less than eighty-five percent (85%) of the lesser of:

(1)	The Grant Price and

(2)	The Purchase Date Price.

“Shares” means shares of the Company’s Common Stock.

“Subsidiary” means a corporation, domestic or foreign, of which not less than 50% of the combined voting power is held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

“Trading Day” means a day on which the New York Stock Exchange, the NASDAQ stock market or other alternative exchange or service on which the Common Stock is traded, listed or quoted is open for trading.

MERIX CORPORATION

INTERNATIONAL EMPLOYEE STOCK PURCHASE PLAN

SECTION 1.    PURPOSE

The purpose of this Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company.

SECTION 2.    DEFINITIONS

Certain terms used in this Plan have the meanings set forth in Appendix A.

SECTION 3.    ELIGIBILITY REQUIREMENTS

3.1	Initial Eligibility

Except as provided in Section 3.2, each Employee shall become eligible to participate in the Plan in accordance with Section 4 on the first Enrollment Date on or following the later of (a) the Employee’s first day of employment; or (b) the Effective Date. Participation in the Plan is entirely voluntary.

3.2	Limitations on Eligibility

Unless otherwise determined appropriate by the Committee, Employees whose customary employment is twenty-four (24) hours or less per week are not eligible to participate in the Plan.

SECTION 4.    ENROLLMENT

Any Eligible Employee may enroll in the Plan for any Offering Period by completing and signing an enrollment election form or by such other means as the Committee shall prescribe and submitting such enrollment election to the Company in accordance with procedures established by the Committee on or before the Cut-Off Date with respect to such Offering Period. Unless otherwise determined by the Committee, the enrollment election and the designated rate of payroll deduction shall continue for future Offering Periods unless the Participant changes or cancels the enrollment election or designated rate of payroll deduction prior to the Cut-Off Date.

SECTION 5.    GRANT OF OPTIONS ON ENROLLMENT

5.1	Option Grant

Enrollment by an Eligible Employee in the Plan as of an Enrollment Date will constitute the grant by the Company to such Participant of an option on such Enrollment Date to purchase Shares from the Company pursuant to the Plan.

5.2	Option Expiration

An option granted to a Participant pursuant to this Plan shall expire, if not terminated for any reason first, on the earliest to occur of: (a) the end of the Offering Period in which such option was granted; (b) the completion of the purchase of Shares under the option under Section 7; or (c) the date on which participation of such Participant in the Plan terminates for any reason.

5.3	Purchase of Shares

An option granted to a Participant under the Plan shall give the Participant a right to purchase on a Purchase Date the largest number of whole Shares, as determined by the Committee, which the funds accumulated in the Participant’s Account as of such Purchase Date will purchase at the applicable Purchase Price; provided, however, that the Committee may, in its discretion, limit the number of Shares purchased by each Participant in any Purchase Period.

SECTION 6.    PAYMENT

The Committee may designate the time and manner for payment of Shares to be purchased during the Purchase Period, including, but not limited to, through payroll deductions from Compensation, the terms and conditions of which are designated by the Committee. Payment amounts shall be credited on a bookkeeping basis to a Participant’s Account under this Plan. All payment amounts may be used by the Company for any purpose and the Company shall have no obligation to segregate such funds. No interest accrues on payments by Participants.

SECTION 7.    PURCHASE OF SHARES

7.1	Option Exercise

Any option held by the Participant which was granted under this Plan and which remains outstanding as of a Purchase Date shall be deemed to have been exercised on such Purchase Date for the number of whole Shares, as determined by the Committee, which the funds accumulated in the Participant’s Account as of the Purchase Date will purchase at the applicable Purchase Price (but not in excess of the number of Shares for which options have been granted to the Participant pursuant to Section 5.3). Options for other Shares for which options have been granted which are not purchased on the last Purchase Date during the Offering Period shall terminate. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such Shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed. As a condition to the exercise of an option, the Committee may require the person exercising such option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares.

7.2	Refund of Excess Amount

If, after a Participant’s exercise of an option under Section 7.1, an amount remains credited to the Participant’s Account as of a Purchase Date, then the remaining amount shall be (a) if no further Purchase Periods are immediately contemplated by the Committee, distributed to the Participant as soon as administratively feasible, or (b) if another Purchase Period is contemplated by the Committee, carried forward in the Account for application to the purchase of Shares on the next following Purchase Date.

7.3	Employees of Subsidiary

In the case of Participants employed by a Designated Subsidiary, the Committee may provide for Shares to be sold through the Subsidiary to such Participants.

7.4	Pro Rata Allocation

If the total number of Shares for which options are or could be exercised on any Purchase Date in accordance with this Section 7, when aggregated with all Shares for which options have been previously exercised under this Plan, exceeds the maximum number of Shares reserved in Section 12, the Company may, in accordance with Section 12, allocate the Shares available for delivery and distribution in the ratio that the balance in each Participant’s Account bears to the aggregate balances of all Participants’ Accounts, and the remaining balance of the amount credited to the Account of each Participant under the Plan shall be returned to him or her as promptly as possible.

SECTION 8.    WITHDRAWAL FROM THE PLAN,

TERMINATION OF EMPLOYMENT, AND LEAVE OF ABSENCE

8.1	Withdrawal From The Plan

A Participant may withdraw all funds accumulated in the Participant’s Account from the Plan during any Purchase Period by delivering a notice of withdrawal to the Company or the Employer (in a manner prescribed by the Committee) at any time up to but not including the thirty (30) days prior to the Purchase Date next following the date such notice of withdrawal is delivered, or at such shorter time in advance of such Purchase Date as the Committee may permit. If notice of complete withdrawal as described in the preceding sentence is timely received, all funds then accumulated in the Participant’s Account shall not be used to purchase Shares, but shall instead be distributed to the Participant as soon as administratively feasible and the Company or the Employer will cease the Participant’s payroll withholding for the Plan in accordance with timing and other procedures established by the Committee. An Employee who has withdrawn during a Purchase Period may not return funds to the Company or the Employer during the same Purchase Period and require the Company or the Employer to apply those funds to the purchase of Shares. Any Eligible Employee who has withdrawn from the Plan may, however, re-enroll in the Plan on the next subsequent Enrollment Date, if any.

8.2	Termination of Participation

Participation in the Plan terminates immediately following the end of the Purchase Period during which a Participant ceases to be employed by the Company or the Employer for any reason whatsoever or otherwise ceases to be an Eligible Employee. Notwithstanding the preceding sentence, such Participant may elect to withdraw from the Plan in accordance with Section 8.1 and the procedures prescribed by the Committee.

8.3	Leaves of Absence

If a Participant takes a leave of absence, such Participant shall have the right, in accordance with procedures prescribed by the Committee, to elect to withdraw from the Plan in accordance with Section 8.1. To the extent determined by the Committee, certain leaves of absence may be treated as cessations of employment for purposes of the Plan.

SECTION 9.    ADJUSTMENTS UPON CHANGES IN CAPITALIZATION,

DISSOLUTION, LIQUIDATION, MERGER OR ASSET SALE

9.1	Adjustments Upon Changes in Capitalization

Subject to any required action by the shareholders of the Company, the right to purchase Shares of Common Stock covered by a current Offering Period and the number of Shares which have been authorized for issuance under the Plan for any future Offering Period, the maximum number of Shares each Participant may purchase each Offering Period (pursuant to Section 5.3 hereof), as well as the price per Share and the number of Shares covered by each right under the Plan which have not yet been purchased shall be proportionately adjusted in the sole discretion of the Committee for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, extraordinary cash dividend, combination or reclassification of the Common Stock, or recapitalization, reorganization, consolidation, split-up, spin-off, or any other increase or decrease in the number of Shares effected without receipt of consideration by the Company. Except as expressly provided otherwise by the Committee, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares.

9.2	Adjustments Upon Dissolution, Liquidation, Merger or Sale of Assets

Without limitation on the preceding provisions, in the event of any dissolution, liquidation, merger, consolidation, sale of all or substantially all of the Company’s outstanding voting securities, sales, lease, exchange or other transfer of all or substantially all of the Company’s assets, or any similar transaction as determined by the Committee in its sole discretion, the Committee may make such adjustment it deems appropriate to prevent dilution or enlargement of rights in the number and class of Shares which may be delivered under Section 12, in the number, class of or price of Shares available for purchase under the Plan and in the number of Shares which a Participant is entitled to purchase and any other adjustments it deems appropriate. Without limiting the Committee’s authority under this Plan, in the event of any such transaction, the Committee may elect to have the options hereunder assumed or such options substituted by a successor entity, to terminate all outstanding options either prior to their expiration or upon completion of the purchase of Shares on the next Purchase Date, to shorten the Offering Period by setting a new Purchase Date, or to take such other action deemed appropriate by the Committee.

SECTION 10.    DESIGNATION OF BENEFICIARY

Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom the amount in his or her Account is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Committee during the Participant’s lifetime. In the absence of any such designation, any Account balance remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.

SECTION 11.    ADMINISTRATION

11.1	Administration by Committee

The Plan shall be administered by the Committee. The Committee shall have the authority to delegate duties to officers, directors or employees of the Company.

11.2	Authority of Committee

The Committee shall have the full and exclusive discretionary authority to construe and interpret the Plan and options granted under it; to establish, amend, and revoke rules and regulations for administration of the Plan (including, without limitation, the determination and change of Offering Periods, Purchase Periods and payment procedures, the requirement that Shares be held by a specified broker, and the establishment of the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars); to determine all questions of eligibility, disputed claims and policy that may arise in the administration of the Plan; to make any changes to the Plan or its operations to reduce or eliminate any unfavorable legal, accounting or other consequences to the extent deemed appropriate by the Committee; and, generally, to exercise such powers and perform such acts as the Committee deems necessary or expedient to promote the best interests of the Company, including, but not limited to, designating from time to time which Subsidiaries of the Company shall be part of the Employer. The Committee’s determinations as to the interpretation and operation of this Plan shall be final and conclusive and each action of the Committee shall be binding on all persons. The Committee may adopt special or different rules for the operation of the Plan for different Participants, including, but not limited to, rules designed to accommodate the practices of the applicable jurisdiction.

11.3	Administrative Modification

The Plan provisions relating to the administration of the Plan may be modified by the Committee from time to time as may be desirable to satisfy any requirements of or under the securities or other applicable laws of the United States or other jurisdiction, to obtain any exemption under such laws, or to reduce or eliminate any unfavorable legal, accounting or other consequences or for any other purpose deemed appropriate by the Committee.

SECTION 12.    NUMBER OF SHARES

Subject to adjustment as set forth in Section 9, 750,000 Shares are reserved for sale and authorized for issuance pursuant to the Merix Corporation 2007 Employee Stock Purchase Plan, and therefore, the number of Shares authorized for issuance pursuant to the Plan is 750,000 Shares less the number of Shares issued pursuant to the Merix Corporation U.S. Employee Stock Purchase Plan. If any option granted under the Plan shall for any reason terminate without having been exercised, the Shares not purchased under such option shall again become available for the Merix Corporation 2007 Employee Stock Purchase Plan. If on a given Purchase Date, the number of Shares with respect to which options are to be exercised exceeds the number of Shares then available under the Plan, the Committee shall make a pro rata allocation of the Shares remaining available for purchase in as uniform a manner as shall be practical and as it shall determine to be equitable.

SECTION 13.    MISCELLANEOUS

13.1	Restrictions on Transfer

Options granted under the Plan to a Participant may not be exercised during the Participant’s lifetime other than by the Participant. Neither amounts credited to a Participant’s Account nor any rights with respect to the exercise of an option or to receive stock under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way by the Participant other than by will or the laws of descent and distribution. Any such attempted assignment, transfer, pledge, or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw from the Plan in accordance with Section 8.1.

13.2	Administrative Assistance

If the Committee in its discretion so elects, it may retain a brokerage firm, bank, or other financial institution to assist in the purchase of Shares, delivery of reports, or other administrative aspects of the Plan. If the Committee so elects, each Participant shall (unless prohibited by applicable law) be deemed upon enrollment in the Plan to have authorized the establishment of an account on his or her behalf at such institution. Shares purchased by a Participant under the Plan shall be held in the Account in the Participant’s name, or if the Participant so indicates in the enrollment form, in the Participant’s name together with the name of his or her spouse in joint tenancy with right of survivorship or spousal community property, or in certain forms of trust approved by the Committee.

13.3	Treatment of Non-U.S. Participants

Participants who are employed by non-U.S. Designated Subsidiaries, who are paid in foreign currency, and who contribute foreign currency to the Plan through contributions or payroll deductions will have such contributions converted to U.S. dollars. The exchange rate and method for such conversion will be determined as prescribed by the Committee. Each Participant shall bear the risk of any currency exchange fluctuations (if applicable) between the date on which any Participant contributions are converted to U.S. dollars and the following Purchase Date.

13.4	Withholding

The Company or any Employer shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company or any member of the Employer, an amount sufficient to satisfy taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.

13.5	Applicable Law

The Plan shall be governed by the substantive laws (excluding the conflict of laws rules) of the State of Oregon.

13.6	Amendment and Termination

The Board may amend, alter, or terminate the Plan at any time; provided, however, that no amendment which would amend or modify the Plan in a manner requiring stockholder approval under the requirements of any securities exchange on which the Shares are traded shall be effective unless such stockholder approval is obtained. In addition, the Committee may amend the Plan as provided in Section 11.3, subject to the conditions set forth in this Section 13.6.

If the Plan is terminated, the Committee may elect to terminate all outstanding options either prior to their expiration or upon completion of the purchase of Shares on the next Purchase Date, or may elect to permit options to expire in accordance with their terms (and participation to continue through such expiration dates). If the options are terminated prior to expiration, all funds accumulated in Participants’ Accounts as of the date the options are terminated shall be returned to the Participants as soon as administratively feasible.

13.7	No Right of Employment

Neither the grant nor the exercise of any rights to purchase Shares under this Plan nor anything in this Plan shall impose upon the Company or a member of the Employer any obligation to employ or continue to employ any Employee. The right of the Company or a member of the Employer to terminate any Employee shall not be diminished or affected because any rights to purchase Shares have been granted to such Employee.

13.8	Rights as Shareholder

No Participant shall have any rights as shareholder unless and until Shares have been issued to him or her.

13.9	Governmental Regulation

The Company’s obligation to sell and deliver Shares under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance, or sale of such Shares.

13.10	Gender

When used herein, masculine terms shall be deemed to include the feminine, except when the context indicates to the contrary.

13.11	Condition for Participation

As a condition to participation in the Plan, Eligible Employees agree to be bound by the terms of the Plan and the determinations of the Committee.

APPENDIX A

DEFINITIONS

As used in the Plan,

“Account” means a recordkeeping account maintained for a Participant to which Participant contributions and payroll deductions, if applicable, shall be credited.

“Board” means the Board of Directors of the Company.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the Human Resources and Compensation Committee or any other committee appointed by the Board.

“Common Stock” means the Common Stock, no par value, of the Company.

“Company” means Merix Corporation, an Oregon corporation.

“Compensation” means all gross earnings, including such amounts of gross earnings as are deferred by an Eligible Employee (a) under a qualified cash or deferred arrangement described in Section 401(k) of the Code or (b) to a plan qualified under Section 125 of the Code.

“Cut-Off Date” means the date established by the Committee from time to time by which enrollment forms must be received prior to an Enrollment Date.

“Designated Subsidiary” means any Subsidiary which has been designated by the Committee from time to time in its sole discretion as eligible to participate in the Plan and which has adopted the Plan with the approval of the Committee in its sole and absolute discretion.

“Eligible Employee” means an Employee eligible to participate in the Plan in accordance with Section 3.

“Effective Date” means the date the shareholders of the Company approve the Merix Corporation 2007 Employee Stock Purchase Plan.

“Employee” means any individual who is an employee of the Employer for purposes of the Plan as determined by the Committee.

“Employer” means the Company or any Designated Subsidiary of the Company by which an Employee is employed.

“Enrollment Date” means the first Trading Day of an Offering Period.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, as of any date, the closing sales price for the Common Stock on any given date during regular trading, or if not trading on that date, such price on the last preceding date on which the Common Stock was traded, unless determined otherwise by the Committee using such methods or procedures as it may establish.

“Grant Date” means a date on which an Eligible Employee is granted an option under the Plan pursuant to Section 5.

“Grant Price” means the Fair Market Value of a Share on the Grant Date for such option.

“Offering Period” means the period beginning on the Effective Date and ending on the date designated by the Committee and each period, if any, thereafter designated by the Committee; provided, that each period shall in no event end later than twenty-seven (27) months from the Grant Date. The Offering Period may but need not be the same as the Purchase Period, as determined by the Committee.

“Participant” means an Eligible Employee who has enrolled in the Plan pursuant to Section 4.

“Plan” means this Merix Corporation International Employee Stock Purchase Plan.

“Purchase Date” with respect to a Purchase Period means the last Trading Day in such Purchase Period.

“Purchase Date Price” means the Fair Market Value of a Share on the applicable Purchase Date.

“Purchase Period” means the period beginning on the Effective Date and ending on the date designated by the Committee and each period, if any, thereafter designated by the Committee; provided, that each period shall, in no event end later than twenty-seven (27) months from the Grant Date.

“Purchase Price” means the price designated by the Committee, at which each Share may be purchased under any option, but in no event less than eighty-five percent (85%) of the lesser of:

(1)	The Grant Price and

(2)	The Purchase Date Price.

“Shares” means shares of the Company’s Common Stock.

“Subsidiary” means a corporation, domestic or foreign, of which not less than 50% of the combined voting power is held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

“Trading Day” means a day on which the New York Stock Exchange, the NASDAQ stock market or other alternative exchange or service on which the Common Stock is traded, listed or quoted is open for trading.

M

merix

15725 SW GREYSTONE COURT

SUITE 200

BEAVERTON, OREGON 97006

BROADRIDGE

FINANCIAL SOLUTIONS, INC.

ATTENTION:

TEST PRINT

51 MERCEDES WAY

EDGEWOOD, NY

11717

2 OF 2

36

48

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Merix Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE -1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Merix Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

0000 0000 0000

NAME

MERIX CORPORATION

MERIX CORPORATION

MERIX CORPORATION

MERIX CORPORATION

MERIX CORPORATION

MERIX CORPORATION

MERIX CORPORATION

MERIX CORPORATION

123,456,789,012.12345

123,456,789,012.12345

123,456,789,012.12345

123,456,789,012.12345

123,456,789,012.12345

123,456,789,012.12345

123,456,789,012.12345

123,456,789,012.12345

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒ MERIX1 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

MERIX CORPORATION

0000000000

The Board of Directors recommends a vote FOR Items 1 and 2.

For All Except

02

Withhold All

For All

1. Election of Directors Nominees:

1. William C. McCormick

2. Michael D. Burger

3. Kirby A. Dyess

4. Donald D. Jobe

5. George H. Kerckhove

6. Dr. William W. Lattin

7. Robert C. Strandberg

2. Approval of the Merix Corporation 2007 Employee Stock Purchase Plan.

214958324462

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

For Against Abstain

NOTE: Please sign exactly as name(s) appear(s) hereon. Joint owners should each sign. Please mark, date, sign and return proxy card promptly. Receipt of the notice and proxy statement relating to this meeting is hereby acknowledged.

Please check here if you have a change of address or comments on the reverse side.

To facilitate meeting arrangements, please indicate here if you plan to attend the meeting in person.``

Yes No

BROADRIDGE

FINANCIAL SOLUTIONS, INC.

ATTENTION:

TEST PRINT

51 MERCEDES WAY

EDGEWOOD, NY

11717

Signature [PLEASE SIGN WITHIN BOX] Date

P51374

Signature (Joint Owners)

Date

123,456,789,012

590049102

PROXY

MERIX CORPORATION

Proxy Solicited on Behalf of the Board of Directors of the Company for the Annual Meeting on October 9, 2007

The undersigned hereby appoints Michael D. Burger, Dr. William W. Lattin and William C. McCormick, and each of them, proxies with full power of substitution, to vote on behalf of the undersigned at the Annual Meeting of Shareholders of Merix Corporation on October 9,2007, and at any adjournment thereof, all shares of the undersigned in Merix Corporation. The proxies are instructed to vote as follows:

The shares represented by this proxy will be voted in accordance with instructions, if given. If no instructions are given, they will be voted FOR the directors and FOR the approval of the Merix Corporation 2007 Employee Stock Purchase Plan, except for shares held in the Merix Corporation 401(k) Plan, which will be voted in accordance with the terms of that plan. The proxies may vote in their discretion as to other matters that may come before the meeting.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

PLEASE SIGN ON OTHER SIDE AND RETURN PROMPTLY